                                                                     Exhibit 4.2

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                          LOAN AND SECURITY AGREEMENT


                           dated as of March 20, 1987


                                    between


                      MERIDIAN TRUST COMPANY, as Trustee,

                                  as Borrower


                                      and


                        THE WORLD WING COMPANY LIMITED,

                                   as Lender


               Three McDonnell Douglas DC-9 - Series 80 Airframes
                 Six Pratt & Whitney JT8D-217 Turbofan Engines


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
                               TABLE OF CONTENTS

       Loan and Security Agreement

                                                                            Page
                                                                            ----
Loan and Security Agreement..............................................     1

Granting Clause..........................................................     2

                                   ARTICLE I
                                  Definitions

Section  1.01.    Certain Definitions....................................     6
Section  1.02.    Terms Defined in the Lease.............................    10

                                   Article II
                                    The Note

Section  2.01.    Form of Note...........................................    10
Section  2.02.    Terms of Note..........................................    17
Section  2.03.    Payment From Collateral Only...........................    17
Section  2.04.    Method of Payment; Payments on
                             Non-Business Days...........................    17
Section  2.05.    Application of Payments to
                             Principal Amount, Interest
                             and Prepayment Premium......................    18
Section  2.06.    Termination of Interest in
                             Collateral..................................    18
Section  2.07.    Transfer of Notes......................................    18
Section  2.08.    Mutilated, Destroyed, Lost or
                             Stolen Note.................................    18
Section  2.09.    Payment of Transfer Taxes..............................    19
Section  2.10.    Prepayments............................................    19
Section  2.11.    Prepayment Premium.....................................    21
Section  2.12.    United States Withholding Taxes........................    21

                                  Article III
                    Receipt, Distribution and Application of
                           Income From the Collateral

Section  3.01.    Payments Under Loan and Security
                             Agreement...................................    22
Section  3.02.    Payments for Loss or Terminated
                             Aircraft....................................    22


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
Section  3.03.    Payments After Loan Default..............................   23
Section  3.04.    Other Payments...........................................   24
Section  3.05.    Distribution to Airlease.................................   24
Section  3.06.    Distribution of Excepted Property........................   24

                                   Article IV
                     Remedies of Lender Upon a Loan Default

Section  4.01.    Loan Defaults............................................   24
Section  4.02.    Remedies with Respect to
                             Mortgaged Property............................   26
Section  4.03.    Return of Aircraft, etc..................................   27
Section  4.04.    Right To Cure Certain Events of Default..................   28
Section  4.05.    Rights of Lessee.........................................   29
Section  4.06.    Waiver of Borrower.......................................   29

                                   Article V
                               Additional Duties

Section  5.01.    Action Upon Loan Default.................................   30
Section  5.02.    Actions by Lender........................................   30
Section  5.03.    Indemnification..........................................   31
Section  5.04.    No Duties Except as Specified
                           in Loan and Security Agreement..................   31
Section  5.05.    Replacement Aircraft, Airframes
                           and Engines.....................................   31
Section  5.06.    Replacements After Default...............................   31
Section  5.07.    Documents for Replacements...............................   32
Section  5.08.    Effect of Replacements...................................   32

                                   Article VI
                                    Borrower

Section  6.01.    Acceptance of Trust and Duties...........................   32
Section  6.02.    Absence of Duties........................................   33
Section  6.03.    No Representations or Warranties
                           as to the Aircraft..............................   33
Section  6.04.    [Reserved]...............................................   34
Section  6.05.    Reliance; Agents; Advice of
                           Counsel.........................................   34
Section  6.06.    Not Acting in Individual Capacity........................   34
Section  6.07.    No Compensation From Lender or
                           Collateral......................................   34


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
                                  Article VII
                           Indemnification of Lender

Section  7.01.    Scope of Indemnification.................................   35


                                  Article VIII
                               Successor Borrower

Section  8.01.    Notice of Successor Borrower.............................   35
Section  8.02.    Resignation of Borrower;
                           Appointment of Successor........................   35


                                   Article IX
                    Supplements and Amendments to this Loan
                   and Security Agreement and Other Documents

Section  9.01.    Consent of Lender; Limitations...........................   36
Section  9.02.    Lender Protected.........................................   36
Section  9.03.    Amendment to Loan and Security
                           Agreement.......................................   36

                                   Article X
                         Representations and Warranties
                                   of Lender

Section  10.01.   Representations and Warranties of
                           Lender..........................................   36
Section  10.02.   Covenants of Lender......................................   37

                                   Article XI
                         Representations and Warranties
                                   of Borrower.............................   37

                                  Article XII
                       Conditions Precedent to Borrower's
                                  obligations..............................   39

                                  Article XIII
                        Conditions Precedent to Funding....................   39


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
                                  Article XIV
                                Other Covenants

Section  14.01.   Other Covenants...........................................  43
Section  14.02.   Borrower's Citizenship....................................  44

                                   Article XV
                                 Miscellaneous

Section  15.01.   Termination of Loan and Security
                           Agreement........................................  45

Section  15.02.   Sale of Aircraft by Lender Is
                           Binding..........................................  45
Section  15.03.   Remedies Cumulative.......................................  45
Section  15.04.   Discontinuance of Proceeding..............................  45
Section  15.05.   Loan and Security Agreement and
                           Note for Benefit of Lender, Holders
                           of Note, Borrower, Airlease
                           and Lessee Only..................................  46
Section  15.06.   Notices...................................................  46
Section  15.07.   Severability..............................................  48
Section  15.08.   Separate Counterparts.....................................  48
Section  15.09.   Successors and Assigns....................................  48
Section  15.10.   Headings..................................................  49
Section 15.11.    Governing Law.............................................  49
Exhibit A


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
                          LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT, dated as of March 20, 1987, by and between MERIDIAN TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Pennsylvania, not in its individual capacity except as provided herein, but solely as trustee under that certain Trust Agreement (as hereinafter defined) and any successor appointed in accordance with the terms hereof and of the Trust Agreement (herein in such capacity called the "Borrower"), and THE WORLD WING COMPANY LIMITED, a corporation formed and existing under the laws of the Bahamas ("Lender");

                              W I T N E S S E T H:

                  Whereas Borrower and Airlease Ltd., A California Limited Partnership ("Airlease") entered into the Trust Agreement whereby, among other things, (i) Borrower established a certain trust for the use and benefit of Airlease, (ii) provision was made for the payment by Borrower to Airlease of amounts distributable to Airlease thereunder and (iii) Borrower is directed and authorized to take any action as Airlease may request through written instructions; and

                  Whereas Borrower, PSA (as hereinafter defined), Airlease and PSA, Inc. (as hereinafter defined), entered into that certain Purchase Agreement (as hereinafter defined) whereby Borrower acquired all right, title and interest in and to the Aircraft (as hereinafter defined); and

                  Whereas Borrower has leased the Aircraft to Lessee (as hereinafter defined) pursuant to that certain Lease (as hereinafter defined); and

                  Whereas the Aircraft are subject to the terms and conditions of that certain TBT Lease (as hereinafter defined); and

                  Whereas Lender has agreed to lend to Borrower, subject to the terms and conditions hereof, and Borrower desires to borrow from Lender thirty-six million dollars ($36,000,000); and

                  Whereas to induce Lender to enter into this Loan and Security Agreement and the transactions contemplated hereby, Borrower shall grant to Lender a security interest in all of Borrower's right, title and interest in and to the Collateral (as hereinafter defined) to secure the obligations of
Borrower:

                  N o w, T h e r e f o r e, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned parties hereto agree as follows:


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
                                GRANTING CLAUSE

                  A. To secure the prompt payment of the principal of and interest and Prepayment Premium, if any, on the Note and all other amounts payable hereunder and the performance and observance by Borrower of all the agreements, covenants and provisions herein for the benefit of Lender, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the acceptance of the Note by Lender, Borrower does hereby assign, transfer, pledge, grant and confirm, unto Lender, its successors and assigns, a security, interest in and lien on all right, title and interest of Borrower in and to the following (other than Excepted Property) (all such property other than Excepted Property being referred to as "Collateral"):

                  (1) the Lease, including, without limitation, all amounts of Basic Rent, Supplemental Rent, insurance proceeds and other payments of any kind for or with respect to the Aircraft, Airframes, Engines and Parts and the right to make all waivers, amendments and agreements, to give and receive duplicate copies of all notices and other instruments or communications, to take such action upon the occurrence of a Default or an Event of Default, including the commencements conduct and consummation of legal, administrative or other proceedings, as shall be permitted by the Lease or by law, and to do any and all other things whatsoever which Borrower or any lessor is or may be entitled to do under the Lease;

                  (2) the Aircraft, Airframes, Engines and Parts whether now owned by Borrower or hereafter acquired, leased or intended to be leased under the Lease, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with all substitutions, renewals and replacements of and additions, improvements, accessions, accumulations, modifications and alterations to the Airframe and Engines;

                  (3) all the estate, right, title and interest of Borrower in and to the Assignment Agreement;

                  (4) all the estate, right, title and interest of Airlease and Borrower in and to the Purchase Agreement;

                  (5) all estate, right, title and interest of Borrower in and to the TBT Note and the TBT Lease; and

                  (6) all Proceeds of the foregoing.

The term "Proceeds" shall include, without limitation, all accounts, chattel paper, deposit accounts, instruments, equipment (excluding motor vehicles), inventory, documents, general intangibles and other proceeds which arise from the sale, lease, transfer or other use or disposition of any kind of any collateral or proceeds and all proceeds of any, type described above acquired with cash proceeds. The words used herein have the meaning specified in the California Uniform Commercial Code.

                  B. It is expressly agreed that anything herein contained to the contrary notwithstanding, Borrower shall remain liable under the Lease, TBT Lease, the Purchase Agreement and the Assignment Agreement to perform all of the obligations, if any, assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and Lender shall have no obligation or liability in respect of any such obligations under the Lease, the Purchase Agreement, the Assignment Agreement and the TBT Lease by reason of or arising out of this assignment, nor shall Lender be required or obligated in any manner to perform or fulfill any obligations of either Borrower or Airlease under or pursuant to the Lease, the Purchase Agreement, the Assignment Agreement or the TBT Lease or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  C. Notwithstanding this Granting Clause or any of the preceding paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excepted Property.

                  D. Borrower hereby constitutes and appoints Lender the true and lawful attorney of Borrower, irrevocably, with an interest and full power (in the name of Borrower or otherwise) to (i) ask, require, demand, receive and compound any and all Basic Rent, Supplemental Rent, insurance proceeds and any other monies and claims for money due and to become due under or arising out of the Lease, to endorse any checks or other instruments or orders in connection therewith, and to ask, demand, require and receive all rights to the property, rights, interests granted to Borrower and Airlease pursuant to the terms of the Purchase Agreement, the Assignment Agreement, the TBT Note and TBT Lease, and
(ii) without limiting the provisions of the foregoing clause (i) hereof, during the continuance of any Loan Default, except as provided in Section 4.04 hereof, to sue for, compound and give acquittance for, to settle, adjust or compromise any claim for any and all such Rents, income and other sums and any and all other rights which are assigned under this Granting Clause as fully as Borrower could itself do, to accept any offer of Lessee to purchase the Aircraft, Airframes, Engines or Parts as provided in the Lease and upon any purchase to execute and deliver in the name of and on behalf of Borrower an appropriate bill of sale and other instruments of transfer relating to the Aircraft, Airframes, Engines or Parts, when purchased by Lessee in accordance with the Lease, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claims or take any action or institute any proceedings which Lender may deem to be necessary or advisable in the performance of its duties hereunder, all to the extent provided in this Loan and Security Agreement.

                  E. Airlease has the right, power and authority under the Trust Agreement to cause Borrower to grant a lien on and security interest in the Aircraft, Airframes,

Engines, Parts, Lease, Assignment Agreement, Purchase Agreement, TBT Lease and TBT Note to Lender for the uses and purposes herein set forth; and Borrower has the right, power and authority under the Trust Agreement to grant a lien on and security interest in the Aircraft, Airframes, Engines, Parts, Lease, Assignment Agreement, Purchase Agreement, TBT Lease and TBT Note to Lender for the uses and purposes herein set forth. Borrower will warrant and defend such lien and security interest in the Collateral against all Lessor's Liens (as hereinafter defined). Borrower warrants that there is no financing statement or other filed or recorded instrument in which Borrower is named as debtor now on file in any public office covering any of the Collateral, except the financing statements or other instruments filed or to be filed in respect of and for the lien and security interest provided for herein.

                  F. Borrower agrees that at any time and from time to time, upon the written request of Lender, Borrower will promptly and duly execute and deliver any and all such further instruments and documents as Lender may deem desirable in obtaining the full benefits of this assignment and of the rights and powers herein granted.

                  G. Borrower will not without the prior written consent of
Lender:

                  (a) declare a default or exercise any remedies under, or terminate, modify or accept a surrender of, or offer or agree to any termination, modification or surrender of, any Assigned Agreement (except as otherwise expressly provided herein) or by affirmative act consent to the creation or existence of any security interest or other Lien (other than the security interest and Lien of this Loan and Security Agreement) to secure payment of indebtedness upon the leasehold estate created by the Lease or any part thereof, or upon any of Borrower's rights under the Assignment Agreement, Purchase Agreement, TBT Note and TBT Lease; or

                  (b) receive or collect or permit the receipt or collection of any Rent or any other payment to be Made pursuant to the Lease to be made to Borrower prior to the date for the payment thereof provided for by the Lease or assign, transfer or hypothecate (other than to Lender hereunder) (except as otherwise expressly provided herein or in the Instructions and Consent Agreement) any Rent or any other payment to be made pursuant to the Lease, then due or to accrue in the future under the Lease; or

                  (c) sell, mortgage, transfer, assign or hypothecate (other than to Lender hereunder) (except as otherwise expressly provided herein or in the Instructions and Consent Agreement) its interest in the Aircraft, Airframes, Engines, Parts or any part thereof or in any amount to be received by it from the use or disposition of the Aircraft, Airframes, Engines or Parts; or

                  (d) sell, mortgage, transfer, assign or hypothecate (other than to Lender hereunder) (except as otherwise expressly provided herein or in the Instructions and Consent Agreement) Borrower's interest in the Assignment Agreement, Purchase Agreement, TBT Note and TBT Lease.

                  Notwithstanding any other provision of this Loan and Security Agreement, (a) unless and until a Loan Default shall have occurred and be continuing, all rights, powers, authorizations, approvals, privileges, benefits, notices and consents under or with respect to the Assigned Agreements, including, without limitation, the right to give waivers, consents and approvals, shall be exercised or given, as the case may be, by the Borrower, with the prior written consent of the Lender, which shall not be unreasonably withheld (Lender hereby agreeing to respond promptly to any request therefor by Borrower), provided that no consent shall be required for the exercise of rights, powers, privileges and notices of an administrative nature, and (b) after a Loan Default under Section 4.01(a) has occurred and is continuing when no other Loan Default (excepting an Event of Default) has occurred and is continuing:

                  (i) Lender shall not enter into any modification, waiver or amendment to the Lease the effect or result of which is to extend the Term of the Lease, or alter the amount of any Rent or alter the terms and provisions of the Lease, or exercise or enforce any other of its rights and remedies under the Lease, prior to the expiration of the period during which Borrower may cure said default pursuant to Section 4.04, and

                  (ii) in the event Borrower shall make the payments set forth in the first sentence of Section 4.04, then, subject to the conditions set forth below, Borrower shall be entitled, to the exclusion of Lender, notwithstanding the existence of one or more other Events of Default, to exercise in good faith having due regard for the interests of Lender, all of the remedies of the lessor under the Lease, including without limitation, the right to declare the Lease in default under Article 18 thereof, to terminate the Lease with Lessee, and to re-lease the Aircraft pursuant to a lease reasonably satisfactory in form and substance to Lender to one or more successive third party lessees each of which shall be an air carrier certificated by the Federal Aviation Administration and be capable of maintaining the Aircraft pursuant to a maintenance program reasonably satisfactory to Lender, and each of which lessee or lessees shall be approved in writing by Lender.

                  Borrower's right to exercise the foregoing rights and powers is conditional upon (1) there being no existing Loan Default other than under
Section 4.01(a) and (2) compliance by Borrower or a third party lessee approved by Lender pursuant to the preceding paragraph with all requirements of the Lease, to the extent that noncompliance could have a material adverse affect on the value of the Collateral including, without limitation, Section 6.05 (maintenance) and Sections 12.01 and 12.02 (insurance) of the Lease.

                  Notwithstanding the foregoing, Lender reserves the right to call the Note pursuant to Section 2.10 (a) (iv).

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. Certain Definitions. For all purposes of this Loan and Security Agreement, the following terms shall have the meanings set forth below (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agent" means Management when acting as agent for Borrower.

                  "Aircraft" means (i) each of the Airframes delivered and leased under the Lease (or any replacement thereto), together with the Engines initially delivered and leased therewith under the Lease (or any replacement or substitution thereto), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, and (ii) any aircraft which may from time to time be substituted or be a replacement or addition in accordance with the terms of this Loan and Security Agreement for any such Aircraft. Except as otherwise set forth herein, at such time as a replacement Aircraft shall be so substituted and the Aircraft for which the substitution is made shall be released from the Lien of this Loan and Security Agreement, such replaced Aircraft shall cease to be an Aircraft hereunder. The term "Aircraft" also means, as of any date of determination if the context so requires, all Aircraft then leased under the Lease or in accordance with the terms of this Loan and Security Agreement and, if the context so requires, the Aircraft Records applicable to any Aircraft.

                  "Airframe" means (i) each of the used McDonnell Douglas DC-9 Series 80 Aircraft designated in Lease Supplements Numbers 3, 4, and 5 (except the Engines and engines from time to time installed on an Airframe) leased under the Lease to Lessee and having the manufacturer's serial numbers 48040, 48041, and 48042 and the FAA registration numbers N932PS, N933PS and N934PS, (ii) any airframe which may from time to time be substituted or be a replacement or addition in accordance with the terms of the Lease or this Loan and Security Agreement for any such Airframe, and (iii) any and all Parts so long as the same shall be incorporated or installed in or attached to an Airframe, or so long as title thereto shall remain vested in Borrower in accordance with the terms of the Lease. "Airframe" also means, as of any date of determination, if the context so requires, all Airframes then leased under the Lease. Except as otherwise set forth herein, at such time as a replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the Lien of this Loan and Security Agreement, such replaced Airframe shall cease to be an Airframe hereunder.

                  "Airlease" means Airlease Ltd., A California Limited Partnership, of which Management is managing general partner.

                  "Assigned Agreements" shall mean and include the Lease, the Purchase Agreement, the Assignment Agreement, the TBT Lease and the TBT Note.

                  "Assignment Agreement" means that certain Assignment Agreement No. 1 dated as of March 31, 1987 by and between Airlease and Borrower.

                  "Borrower" means Meridian Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania, not in its individual capacity, except as otherwise expressly provided herein, but solely as trustee under the Trust Agreement, and its successors and permitted assigns in accordance with the provisions of the Trust Agreement and this Loan and Security Agreement.

                  "Code" means the United States Internal Revenue Code of 1986.

                  "Collateral" is defined in the Granting Clause hereof.

                  "Consent Agreement" shall mean that certain consent of PSA, dated as of March 31, 1987.

                  "Default" shall mean any event which with a lapse of time or giving of notice, or both, would constitute an Event of Default.

                  "Engine" means (i) each of the Pratt & Whitney JTBD-217 engines leased under the Lease to Lessee and having manufacturer's serial numbers P708117D, P708118D, P708115D, P708116D, P708113D and P708114D (each of which engine has 750 or more rated takeoff horsepower or the equivalent of such horsepower), whether or not from time to time installed on any Airframe or installed on any other airframe or on any other aircraft (ii) any engine which may from time to time be substituted or be a replacement or addition in accordance with the terms of the Lease or this Loan and Security Agreement for any such Engine, and (iii) any and all Parts incorporated or installed in or attached thereto or any and all Parts removed therefrom so long as title thereto shall remain vested in Borrower in accordance with the terms of the Lease after removal from such Engine. Except as otherwise set forth in the Lease, at such time as an Engine shall be so substituted or replaced and the Engine for which the substitution or replacement is made shall be released from the Lien of this Loan and Security Agreement, such replaced Engine shall cease to be an Engine hereunder. An aircraft engine which is not an Engine, but which is installed on an Aircraft, shall not be subject to the Lien of this Loan and Security Agreement except with respect to the rights, if any, of the Borrower relating thereto. The term "Engines" means, as of any date of determination if the context so requires, all Engines then leased under the Lease.

                  "Event of Default" shall mean each of the events constituting an "Event of Default" under Article 17 of the Lease.

                  "Excepted Property" shall mean (i) all rights of Airlease and Borrower to public liability insurance maintained by Lessee pursuant to Article 12 of the Lease and public liability insurance proceeds payable pursuant thereto as a result of public liability insurance claims paid or losses suffered by Airlease or Borrower, (ii) proceeds of insurance separately maintained by and for the benefit of Borrower, Airlease or Lessee, so long as the separate maintenance of such insurance does not reduce the coverage or any amount payable under any insurance constituting part of the Collateral,
(iii) any indemnity under Articles 10 and 13 and, to the extent Lender suffers no loss, Section 21.02 of the Lease which by their terms are payable to the account of Airlease or Borrower, or their respective officers and employees, whether or not included within the definition of Supplemental Rent, (iv) any indemnity under Section 13(a) and 13(b) of the Purchase Agreement, and (v) the rights of Airlease and Borrower to demand, collect and sue for any of the foregoing amounts provided that in no event shall the rights referred to in this definition of Excepted Property be deemed to include the exercise of any rights or remedies provided for in Article 18 of the Lease.

                  "IBM" shall mean International Business Machines Corporation, a New York corporation, its successors and permitted assigns in accordance with the provisions of the TBT Lease and this Loan and Security Agreement.

                  "IBM Consent Agreement" shall mean that certain Notice and Agreement Regarding Lessee's Interest in Safe Harbor Lease dated as of March 31, 1987 among Lender, Borrower, Airlease, PSA and IBM.

                  "Instructions and Consent Agreement" shall mean that certain Instructions and Consent Agreement between Airlease and Lender dated as of March 31, 1987.

                  "Lease" shall mean that certain Amended and Restated Lease Agreement No. 1 relating to the Aircraft dated as of March 31, 1987 between Borrower and Lessee, as said Lease Agreement may from time to time be supplemented or amended. The term "Lease" shall also include Lease Supplement Nos. 3, 4 and 5, evidencing delivery and acceptance of the Aircraft under the Lease pursuant to the terms of the Lease.

                  "Lender" shall mean The World Wing Company Limited, a corporation formed and existing under the laws of the Bahamas, and its successors and assigns hereunder.

                  "Loan and Security Agreement" shall mean this Loan and Security Agreement as it may from time to time be supplemented or amended as herein provided.

                  "Loan Default" shall mean any event or condition described in
Section 4.01 hereof.

                  "Loan Value" of each Aircraft shall mean twelve million dollars ($12,000,000) less any principal payments deducted from such Loan Value during the term of the Note. Principal payments shall (contemporaneously with their payment to Lender) be deducted from the Loan Values of each Aircraft on an equal basis, except that any principal payment made on the termination of the Lease as to any Aircraft pursuant to

Sections 11.01 or 11.03(A) of the Lease shall be allocated solely to the payment of the Loan Value of the Aircraft as to which the Event of Loss has occurred.

                  "Management" shall mean Airlease Management Services, Inc., a Delaware corporation.

                  "Mortgaged Property" shall have the meaning specified in
Section 4.02 hereof.

                  "Note" shall mean the certificate, substantially in the form set forth in Section 2.01 hereof, issued by Borrower to Lender pursuant to
Article II hereof in the principal amount, bearing interest at the rate and payable as to principal, interest and Prepayment Premium, if any, as provided in such Article II and secured as provided in the Granting Clause, and shall include any certificate issued in exchange therefor or in replacement thereof pursuant to Section 2.07 or 2.08 hereof. The term "Note" shall also mean, as of any date of determination if the context so requires, all Notes issued by Borrower pursuant to this Loan and Security Agreement then outstanding.

                  "Parts" shall mean any and all appliances, parts, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than complete Engines or engines), which (a) are from time to time incorporated or installed in or attached to an Airframe or Engines, or (b) having been so installed or attached, are later removed therefrom, so long as title thereto remains vested in Borrower in accordance with Article 9 of the Lease after such removal from an Airframe or Engines. "Part" means any one of the Parts.

                  "Prepayment Premium" shall have the meaning specified in
Section 2.11 hereof.

                  "Prorated Portion of the Note" shall mean that portion of the outstanding principal amount of the Note equal to the Loan Value of the Aircraft as to which an Event of Loss has occurred.

                  "PSA" shall mean Pacific Southwest Airlines, a California corporation.

                  "PSA, Inc." shall mean PS Group Inc., a Delaware corporation.

                  "Purchase Agreement" shall mean that certain Purchase Agreement dated as of July 10, 1986 among Borrower, as purchaser, PSA, as seller, Airlease and PSA, Inc., as it may be amended from time to time, solely to the extent such agreement relates to the Aircraft, Airframe, Engines and Parts.

                  "TBT Lease" shall mean that certain Transfer and Lease Agreement dated as of November 12, 1981 between IBM, as lessor, and PSA, as lessee, as it may be amended from time to time, solely to the extent such lease relates to the Aircraft, Airframes, Engines and Parts.

                  "TBT Note" shall mean that certain Nonrecourse Promissory Note dated November 12, 1981 in the original principal amount of $75,768,673.40 by IBM to Borrower, solely to the extent such note relates to the Aircraft, Airframes, Engines and Parts.

                  "Term" means, collectively, the Basic Term and any Renewal Term unless sooner terminated in accordance with the provisions of the Lease.

                  "Trust Agreement" means that certain Trust Agreement dated as of July 10, 1986, as the same has been supplemented by Trust Agreement Supplements Nos. 3, 4 and 5 and may be supplemented or amended from time to time, solely to the extent such agreement relates to the Aircraft, Airframes, Engines, Parts and the Assigned Agreements.

                  Section 1.02. Terms Defined in the Lease. For all purposes of this Loan and Security Agreement, the following terns shall have the meanings specified in the Lease: "Aircraft Records," "Basic Rent," "Business Day," "Event of Loss," "Lease Supplement," "Lessee," " Liens," "Lien," "Person," "Rent," "Stipulated Loss Value," "Supplemental Rent" and "Termination Payment."

                                   ARTICLE II

                                    THE NOTE

                  Section 2.01. Form of Note. The Note shall be substantially in the form set forth below:

                               8.75% SECURED NOTE

                        (Secured by Lease Obligations of
                    Pacific Southwest Airlines, the Aircraft,
                          Airframes, Engines and Parts,
                     the Purchase Agreement, the Assignment
                   Agreement, the TBT Note and the TBT Lease)

                  Issued in Connection with the Aircraft containing Airframes having manufacturer's serial numbers 48040, 48041 and 48042 and FAA registration numbers N932PS, N933PS and N934PS.

No. ________________            San Francisco, California
$36,000,000                          _______________ 1987

Meridian Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania, not in its individual capacity, but solely as trustee under the Trust Agreement, hereby promises to pay to The World Wing Company Limited, or its registered assigns, the principal sum of $36,000,000 in lawful currency of the United States of America, in quarterly installments commencing June 30, 1987 payable on the last day of each March, June, September and December of each year thereafter to and including September 30, 1998, each such installment to be in an amount corresponding to the percentage of the original principal amount hereof payable on such payment date and based upon the amortization schedule attached hereto as Exhibit A, together with interest from and including the date hereof until such principal sum is due and payable, payable on June 30, 1987 and the last day of each March, June, September and December thereafter to the maturity date hereof at an interest rate of 8.75% per annum (computed on the basis of a 360-day year of 12 30-day months), and to pay interest at the rate of 10-1/2% per annum (computed on the same basis) on any overdue principal and (to the extent permitted by applicable law) overdue interest from the due date thereof until paid, payable on demand, all pursuant to the terms of the Loan and Security Agreement referred to below.

                  All payments of principal and interest to be made hereunder and under the Loan and Security Agreement dated as of March 20, 1987 (herein called the "Loan and Security Agreement", the defined terms therein not otherwise defined herein being used herein with the same meanings) between Borrower and Lender shall be made only from the income and proceeds from the Lease and the security interests in the Aircraft, Airframes, Engines, Parts, the Purchase Agreement, the Assignment Agreement, the TBT Note and the TBT Lease and only to the extent of Borrower's and Airlease's interest thereto, except for Excepted Property. Each holder hereof agrees that it will look solely to the income and proceeds from the Lease and the security interests described above to the extent available for distribution to the holder hereof as provided in the Loan and Security Agreement, that this Note shall be nonrecourse to Airlease and Borrower, and that Airlease and Borrower shall not be personally liable to the holder hereof for any amount payable under this Note or the Loan and Security Agreement.

                  Payments with respect to the principal amount hereof and interest and Prepayment Premium, if any, thereon shall be payable in U.S. dollars in immediately available funds in such manner as the registered owner of the Note may direct pursuant to Section 2.04 of the Loan and Security Agreement. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Note. Whenever the date scheduled for any payment to be made hereunder or under the Loan and Security Agreement shall not be a Business Day, then such payment need not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day. If, however, the next succeeding Business Day shall be two or more days after the scheduled date of payment, such payment shall be made on the immediately preceding Business Day of the scheduled payment date, provided no adjustment of interest shall be made due to such early payment.

                  Each holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied, first, to the payment of accrued interest on this Note to the date of such payment, second, to the payment of the unpaid principal amount of this Note then due, and third to the payment of any Prepayment Premium, if any, on this Note then due. The balance, if any, remaining thereafter shall be applied to the payment of the installment or installments of principal next becoming due on the Note.

                  This Note is issued by Borrower pursuant to the terms of the Loan and Security Agreement. The Collateral is held by Lender as security for the Note. The rights of Borrower under the Loan and Security Agreement in and to the Collateral are subject and subordinate to the rights of the holder of this Note to the extent provided for in the Loan and Security Agreement. Reference is hereby made to the Loan and Security Agreement for a statement of the rights of the holder of, and the nature and extent of the security for, this Note and the rights of Airlease and Borrower (including the right of Borrower under certain circumstances stated therein to prepay the Note) to all of which terms and conditions in the Loan and Security Agreement each holder hereof agrees by its acceptance of this Note.

                  This Note is not subject to prepayment except as provided in
Section 2.10 of the Loan and Security Agreement. Without limiting the foregoing, the holder hereof agrees to surrender this Note for a new Note pursuant to
Section 2.08 of the Loan and Security Agreement.

                  This Note is a registered Note and is transferable, as provided in the Loan and Security Agreement, only upon surrender of this Note for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered holder hereof or his attorney duly authorized in writing. Prior to the due presentation for registration of transfer of this Note, Borrower may deem and treat the registered holder of this Note as the Absolute owner and holder hereof for the purpose of receiving payment of all amounts payable with respect hereto and for all other purposes and shall not be affected by any notice to the contrary.

                  Unless the certificate of authentication hereon has been executed by or on behalf of Borrower by manual signature, this Note shall not be entitled to any benefit under the Loan and Security Agreement or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, Borrower has caused this Note to be executed by one of its authorized officers as of the date hereof.

                                      MERIDIAN TRUST COMPANY, not in its
                                      individual capacity, but solely as trustee

                                      By _______________________________________

                                        Its ___________________________

               [FORM OF BORROWER'S CERTIFICATE OF AUTHENTICATION]

                  This is the Note referred to in the within-mentioned Loan and Security Agreement.

                                      MERIDIAN TRUST COMPANY, not in its
                                      individual capacity, but solely as trustee


                                      By _______________________________________
                                         Authorized Officer

                                    EXHIBIT A

         Payment       Beginning
          Date          Balance         Payment        Interest        Principal
          ----          -------         -------        --------        ---------
                                      57,461,221      21,461,221      36,000,000

0       03/31/87      36,000,000
1       06/30/87      36,000,000       1,249,157         787,500         461,657
2       09/30/87      35,538,343       1,249,157         777,401         471,756
3       12/31/87      35,066,587       1,249,157         767,082         482,075
4       03/31/88      34,584,512       1,249,157         756,536         492,621
5       06/30/88      34,091,891       1,249,157         745,760         503,397
6       09/30/88      33,588,494       1,249,157         734,748         514,409
7       12/31/88      33,074,086       1,249,157         723,496         525,661
8       03/31/89      32,548,424       1,249,157         711,997         537,160
9       06/30/89      32,011,264       1,249,157         700,246         548,911
10      09/30/89      31,462,354       1,249,157         688,239         560,918
11      12/31/89      30,901,436       1,249,157         675,969         573,188
12      03/31/90      30,328,248       1,249,157         663,430         585,727
13      06/30/90      29,742,521       1,249,157         650,618         598,539
14      09/30/90      29,143,982       1,249,157         637,525         611,632
15      12/31/90      28,532,349       1,249,157         624,145         625,012
16      03/31/91      27,907,337       1,249,157         610,473         638,684
17      06/30/91      27,268,653       1,249,157         596,502         652,655
18      09/30/91      26,615,998       1,249,157         582,225         666,932
19      12/31/91      25,949,066       1,249,157         567,636         681,521
20      03/31/92      25,267,545       1,249,157         552,728         696,429
21      06/30/92      24,571,116       1,249,157         537,493         711,664
22      09/30/92      23,859,452       1,249,157         521,926         727,231
23      12/31/92      23,132,220       1,249,157         506,017         743,140
24      03/31/93      22,389,081       1,249,157         489,761         759,396
25      06/30/93      21,629,685       1,249,157         473,149         776,008
26      09/30/93      20,853,677       1,249,157         456,174         792,983
27      12/31/93      20,060,695       1,249,157         438,828         810,329
28      03/31/94      19,250,365       1,249,157         421,102         828,055
29      06/30/94      18,422,310       1,249,157         402,988         846,169
30      09/30/94      17,576,141       1,249,157         384,478         864,679
31      12/31/94      16,711,462       1,249,157         365,563         883,594
32      03/31/95      15,827,869       1,249,157         346,235         902,922
33      06/30/95      14,924,946       1,249,157         326,483         922,674
34      09/30/95      14,002,272       1,249,157         306,300         942,857
35      12/31/95      13,059,415       1,249,157         285,675         963,482
36      03/31/96      12,095,933       1,249,157         264,599         984,558
37      06/30/96      11,111,375       1,249,157         243,061       1,006,096

38      09/30/96      10,105,279       1,249,157         221,053       1,028,104
39      12/31/96       9,077,175       1,249,157         198,563       1,050,594
40      03/31/97       8,026,581       1,249,157         175,581       1,073,576
41      06/30/97       6,953,006       1,249,157         152,097       1,097,060
42      09/30/97       5,855,946       1,249,157         128,099       1,121,058
43      12/31/97       4,734,887       1,249,157         103,576       1,145,581
44      03/31/98       3,589,306       1,249,157          78,516       1,170,641
45      06/30/98       2,418,665       1,249,157          52,908       1,196,249
46      09/30/98       1,222,417       1,249,157          26,740       1,222,417

         Interest rate = 8.75%
         Average life  = 6.81 years

                  Section 2.02. Terms of Note.

                  (a) There shall be issued and delivered to Lender one Note in connection with the funding under this Loan and Security Agreement duly authenticated by Borrower and dated as of March 31, 1987. The Note issued to Lender shall be in an aggregate principal amount equal to thirty-six million dollars ($36,000,000). The principal amount of, Prepayment Premium, if any, and interest on this Note shall be payable as set forth in the form thereof contained in Article II hereof.

                  (b) No Note shall be entitled to any benefit under this Loan and Security Agreement or be valid or obligatory for any purpose, unless it shall have been authenticated by or on behalf of Borrower by manual signature.

                  Section 2.03. Payment From Collateral Only. All payments to be made on the Note and under this Loan and Security Agreement shall be made only from the income and the proceeds from the Collateral and, with respect to the Lease, only to the extent that Borrower shall have received sufficient income or proceeds from Lessee to make such payments in accordance with the terms of
Article 11 hereof. Lender, by its acceptance of such Note, agrees that it will look solely to the income and proceeds from the Collateral to the extent available for distribution as herein provided and that neither Airlease, Borrower, PSA nor PSA, Inc. are nor shall be personally liable to Lender for any amount payable under such Note or this Loan and Security Agreement.

                  Section 2.04. Method of Payment; Payments on Non-Business
Days.

                  (a) The principal of, interest on and Prepayment Premium, if any, on the Note will be payable in U.S. dollars. Notwithstanding the foregoing or any provision in the Note to the contrary, Borrower will pay, or cause to be paid, if so requested by Lender by written notice to Borrower, all amounts payable by Borrower hereunder to Lender or a nominee therefor (including all amounts distributed pursuant to Article IV of this Loan and Security Agreement) either (i) by transferring by wire in immediately available funds to an account maintained by such holder with a bank in the United States or Japan the amount to be distributed to Lender or (ii) by mailing a check denominated in U.S. dollars to Lender at such address as Lender shall have specified in such notice, in any case without any presentment or surrender of the Note. In the event that Lender-requests that payments be made by wire transfer, immediately available funds shall be transferred to Lender no later than close of business San Francisco time on the date that payment is due.

                  (b) Whenever the date scheduled for any payment to be made hereunder or under the Note shall not be a Business Day, then such payment need not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding

Business Day. If the next succeeding Business Day shall be two or more days after the scheduled payment date, such payment shall be made on the immediately preceding Business Day of the scheduled payment date, provided no adjustment of interest shall be made due to such early payment.

                  Section 2.05. Application of Payments to Principal Amount, Interest and Prepayment Premium. Each payment on the Note shall be applied, first, to the payment of accrued but unpaid interest on the Note then due thereunder and second, to the payment of the unpaid principal amount of the Note then due thereunder and, third, to the payment of any, Prepayment Premium then due. The balance, if any, remaining thereafter shall be applied to the payment of the installment or installments of principal next becoming due on the Note.

                  Section 2.06. Termination of Interest in Collateral. Lender shall have no further interest in, or other right with respect to, the Collateral when and if the principal amount of, interest and any Prepayment Premium, if any, on the Note and all other sums payable to Lender hereunder and under the Note shall have been paid in full.

                  Section 2.07. Transfer of Notes. Management, as Agent, shall maintain at its offices in San Mateo, California, a register for the purpose of registering transfers and exchanges of the Note. The holder of the Note intending to transfer such Note to a new payee, or to exchange any Note held by it for a Note or Notes of a different denomination or denominations, and, in the case of a surrender for the registration of transfer, may surrender such Note to Agent at its corporate office, together with a written request from such holder for the issuance of a new Note or Notes, specifying the denomination or denominations of the same, and the name and address of the transferee or transferees. Promptly upon receipt of such documents, Agent will issue and authenticate a new Note or Notes in the same aggregate principal amount and dated the same date as the Note surrendered, and payable to such payee as shall be specified in the written request from such holder. Any Note issued upon any registration of transfer or exchange of a Note shall be the valid obligation of Borrower evidencing the same obligations, and entitled to the same security and benefits under this Loan and Security Agreement, as the Note surrendered upon such registration of transfer or exchange. Agent shall make a notation on each new Note of the amount of all payments or prepayments of principal and interest previously made on the old Note with respect to which such new Note is issued. From time to time, Agent will provide Lessee with such information as it may request as to the registered holder of the Note. Agent shall not be required to exchange any surrendered Note as above provided during the 10-day period preceding the due date of any payment on such Note.

                  Prior to the due presentment for registration of transfer of a Note, Borrower and Agent may deem and treat the registered holder of such Note as the absolute owner and holder of the Note for the purpose of receiving payment of all amounts payable with respect to the Note and for all other purposes and shall not be affected by any notice to the contrary.

                  Agent will promptly notify Airlease and Lessee of each request for a registration of transfer of a Note.

                  Section 2.08. Mutilated, Destroyed, Lost or Stolen Note. If the Note shall become mutilated, destroyed, lost or stolen, Agent shall, upon the written request of the holder of such Note, issue, authenticate and deliver in replacement thereof, a new Note, payable to the same holder in the same principal amount and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to Agent. If the Note being replaced has been destroyed, lost or stolen, the holder of such Note shall furnish to Agent such security or indemnity as may be required by it to save Agent harmless and evidence satisfactory to Agent of the destruction, loss or theft of such Note and of the ownership thereof. If Lender or its affiliate or nominee is the owner of any destroyed, lost or stolen Note then the affidavit of its president, vice president, assistant vice president, cashier, assistant cashier, secretary or assistant secretary in form reasonably satisfactory to Agent setting forth the fact of destruction, loss or theft and Lender's or such affiliate's or nominee's ownership of the Note at the time of such destruction, loss or theft shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to execution and delivery of a new Note other than the written agreement of Lender or such affiliate or nominee, in form reasonably satisfactory to Agent, to indemnify Agent from all risks resulting from the authentication and delivery of the substitute Note.

                  Agent will promptly cancel the Note surrendered for transfer, exchange or replacement pursuant to Section 2.07 hereof or this Section.

                  In the event Agent fails to perform any of its duties set forth in Sections 2.07 and 2.08 hereof, Borrower will perform those duties or otherwise cause such duties to be performed.

                  Section 2.09. Payment of Transfer Taxes. Upon the transfer of any Note pursuant to Section 2.07 hereof, Borrower may require from the party requesting such new Note payment of a sum to reimburse Borrower for, or to provide funds for the payment of, any tax or other governmental charge in connection herewith.

                  Section 2.10. Prepayments. No prepayment of the Note may be made except to the extent and in the manner expressly permitted by this Loan and Security Agreement. Every prepayment of the Note required to be made pursuant to
Section 3.02 shall be made in accordance with the provisions of this Section
2.10.

                  (a) Mandatory Prepayments.

                  (i) On the date of termination of the Lease as to any Aircraft pursuant to Sections 11.01 and 11.03(A) thereof, the Prorated Portion of the Note shall become due and payable and shall be prepaid at a price, in addition to any other amounts payable to

Lender under this Loan and Security Agreement or the Lease, equal to the unpaid principal amount of the Prorated Portion of the Note together with all accrued interest on such Prorated Portion of the Note and Prepayment Premium, if any, thereon to the date of prepayment.

                  (ii) If an Event of Default has occurred and is continuing and Borrower has not cured said Event of Default, Lender must call for prepayment by Borrower (no later than one (1) year after the date such Event of Default shall have occurred and continued) of the Note, and the Note shall become due and payable and shall be prepaid at a price, in addition to any other amounts payable to Lender under this Loan and Security Agreement or the Lease, equal to the unpaid principal amount thereof together with all accrued interest and Prepayment Premium, if any, thereon to the date of prepayment.

                  (iii) In the event that Lessee shall elect to terminate the Lease pursuant to Section 20.04 of the Lease, then and in such event the Note shall become due and payable on the date of termination of the Lease pursuant to said Section 20.04 of the Lease, and shall be prepaid at a price, in addition to any other amounts payable to Lender under this Loan and Security Agreement or the Lease, equal to the unpaid principal amount thereof together with all accrued interest and Prepayment Premium, if any, thereon to the date of prepayment.

                  (iv) If an Event of Default has occurred and is continuing and no other Loan Default (other than an Event of Default) shall have occurred and be continuing, Borrower may exercise any remedy under Article 18 of the Lease as provided in the portion of the Granting Clause following Paragraph G hereof, but should Lender six months after such Event of Default shall have initially occurred deem itself insecure as a result of said actions taken by Borrower, then and in such event the Note shall become due and payable on the date Lender shall elect to accelerate the payment on the Note, and shall be prepaid at a price, in addition to any other amounts payable to Lender under this Loan and Security Agreement or the Lease, equal to the unpaid principal amount thereof together with all accrued interest and Prepayment Premium, if any, thereon to the date of prepayment.

                  (b) Optional Prepayments.

                  (i) At any time a Loan Default under Section 4.01(a) has occurred and is continuing, Borrower may effect a redemption of the Note, and the Note shall become due and payable and shall be prepaid at a price, in addition to any other amounts payable to Lender under this Loan and Security Agreement or the Lease, equal to the unpaid principal amount thereof together with all accrued interest and Prepayment Premium, if any, thereon to the date of prepayment.

                  (ii) Provided Lender complies with the requirements of Section 881(c)(2)(B)(ii) of the Code, (x) all payments of principal, interest and Prepayment Premium, if any, payable to Lender under this Loan and Security Agreement and the Note shall be payable net of and after payment of all United States withholding taxes; and (y) should any such payment be made subject to United States withholding taxes, Borrower agrees to pay to Lender such additional amounts as may be necessary to ensure that Lender receives a net amount equal to the full amount which it would have been entitled to receive had payment not been made subject to such United States withholding taxes, whether or not such taxes are covered by Section 7.01. If any or all of the payments to be made on the Note become subject to United States withholding taxes, Borrower may effect a redemption of the Note and the Note shall become due and payable and shall be prepaid at a price, in addition to any other amounts payable to Lender under this Loan and Security Agreement or the Lease, equal to the unpaid principal amount thereof together with all accrued interest and Prepayment Premium, if any, thereon to the date of prepayment.

                  (c) Notice of Prepayment. Borrower shall give prompt written notice of any prepayment of the Note to Lender and Lessee as soon as Borrower shall have actual knowledge that such prepayment is to occur, which notice shall specify the principal amount of the Note to be prepaid, the date of prepayment and the section or sections of this Loan and Security Agreement or of the Lease under which the prepayment is to be made. Such notice of prepayment shall also certify all facts which are conditions precedent to any such prepayment and shall be accompanied by any certificate or other instruments required by the Lease.

                  Section 2.11. Prepayment Premium. Any prepayment of the Note for whatsoever reason is subject to the Prepayment Premium as defined herein. The Prepayment Premium shall be equal to the aggregate of the present values, discounted at each applicable Treasury Yield, of the Earnings Difference (stated as a percentage) applied to each Prepaid Installment of the Note. "Earnings Difference" for each Prepaid Installment of the Note is defined as the interest rate on the Note (i.e., 8.75%) less the applicable Treasury Yield as applied to such Prepaid Installment of the Note. Each "Prepaid Installment" of the Note shall be determined to be that principal amount of the Note being prepaid which would have been paid on each payment date under the amortization schedule originally contemplated (as set forth in Exhibit A hereto). The applicable "Treasury Yield" for each Prepaid Installment of the Note means the interest rate on a United States Treasury Note purchasable by Lender at the time of the prepayment of the Note, the term of which shall be equal, as nearly as possible, to the period commencing on such date of prepayment and ending on the payment date for such Prepaid Installment of the Note. If the aggregate amount determined as set forth above is less than zero ($O), then Borrower may subtract from the amount of the prepayment such aggregate amount.

                  Section 2.12. United States Withholding Taxes. As further discussed in and subject to Section 2.10(b)(ii) above, Borrower shall withhold and deduct from all payments made under this Loan and Security Agreement and the Note all requisite withholding and other taxes payable pursuant to the laws of the United States and shall provide evidence thereof to Lender to enable Lender to file all requisite tax returns with respect thereof, including, but not limited to, the United States withholding taxes payable on interest payments made to Lender where such income is not effectively connected with the conduct of a United States trade or business.

                                   ARTICLE III

                      RECEIPT, DISTRIBUTION AND APPLICATION

                          OF INCOME FROM THE COLLATERAL

                  Section 3.01. Payments Under Loan and Security Agreement.

                  (a) Basic Rent Distribution. Except as otherwise provided in
Section 3.03 hereof, each installment of Basic Rent as well as any installment of interest on overdue installments of Basic Rent, and any other monies paid over to Borrower for such purposes, shall be distributed as promptly as possible (it being understood that any payments of Basic Rent received by Borrower on a timely basis and in accordance with the provisions of Section 4.01 of the Lease shall be distributed on the date received in the funds so received) in the following order of priority: first, so much of such installment as shall be required for the purpose shall be distributed and paid to Lender to pay in full the aggregate amount of the payment or payments of principal and interest (as well as any interest on overdue principal or interest (to the extent permitted by applicable law)) then due; second, so much of such payment or amount as shall be required to reimburse Borrower for any reasonable fees or expenses not otherwise paid or reimbursed by Airlease as to which Borrower is entitled to be paid or reimbursed pursuant to Section 5.01 of the Trust Agreement; and third, the balance, if any, of such installment remaining thereafter shall be distributed to Airlease. Each such installment distributed to Lender shall be applied by Lender in payment of such Note in accordance with the terms of
Section 2.05 hereof.

                  (b) Supplemental Rent Distribution. Except as otherwise provided in Section 3.03 hereof, the amounts, if any, from time to time received by Borrower which constitute payments of Supplemental Rent pursuant to Section
4.02 of the Lease (other than Stipulated Loss Value payments and Termination Payments) shall be paid to or upon the order of the Person owed the same.

                  Section 3.02. Payments for Lost or Terminated Aircraft.

                  (a) Except as otherwise provided in Section 3.02(b) and
Section 3.03 hereof, any amount received or receivable pursuant to Article 11 of the Lease with respect to the Aircraft shall in each case be distributed and paid in the following order of priority; first, to the Lessee to the extent required by the Lease; second, in the manner provided in clause "first" of
Section 3.03 hereof; third, so much of such amount remaining as shall be required to pay in full the aggregate unpaid principal amount of the Prorated Portion of the Note plus the accrued but unpaid interest on such Prorated Portion of the Note and Prepayment Premium, if any, on such Note to the date of distribution, shall be distributed to Lender; fourth, so much of such amount as shall be required to reimburse the Borrower for any expenses not reimbursed by the Lessee in connection with the collection or distribution of such amount shall be applied in reimbursement of such expenses; and fifth, in the manner provided in clause "fourth" of Section 3.03 hereof.

                  (b) Except as otherwise provided in Section 3.03 hereof, any amounts received directly or through Lessee from any governmental authority or other party pursuant to Sections 11.02, 11.03(B) and 11.04 of the Lease with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe, to the extent that such amounts are not at the time required to be paid to Lessee pursuant to said Sections 11.02, 11.03(B) or 11.04, and any amounts of insurance proceeds for damage to the Aircraft, Airframes, Engines or Parts received directly or through Lessee from any insurer pursuant to Article 12 of the Lease with respect thereto as the result of an Event of Loss, to the extent such amounts are not at the time required to be paid to Lessee pursuant to said Article 12, shall (unless Lessee has agreed to enter into a lease supplement pursuant to the terms of this Loan and Security Agreement and the Lease for the substitution or replacement of the Aircraft, Airframe or Engine subject to the Event of Loss), except as otherwise provided in the next sentence, be applied in reduction of Lessee's obligation to pay Stipulated Loss Value payments and Termination Payments as provided in the Lease. Any portion of any such amount referred to in the preceding sentence which is not required to be so paid to Lessee pursuant to the Lease, solely because a Default or an Event of Default shall have occurred, shall be held by Borrower as security for the obligations of Lessee under the Lease and at such time as there shall not be continuing any Default or Event of Default, such portion shall be paid to Lessee, unless Borrower shall have theretofore declared the Lease to be in default pursuant to Article 18 thereof, in which event such portion shall be distributed forthwith upon such declaration in accordance with the provisions of Section 3.03 hereof.

                  Section 3.03. Payments After Loan Default. Subject only to the provision clause of this Section 3.03, all payments received and amounts (other than Excepted Property) realized by Borrower after a Loan Default shall have occurred and be continuing, as well as all payments or amounts then held or thereafter received by Borrower as part of the Collateral while such Loan Default shall be continuing, shall be distributed forthwith by Borrower in the following order of priority: first, so much of such payments or amounts as shall be required to reimburse Lender for costs, expenses and payments made by it or to pay such amounts payable to it pursuant to the provisions of the Lease or this Loan and Security Agreement, shall be distributed to Lender; second, so much of such payments or amounts as shall be required to pay in full the aggregate unpaid principal amount of the Note, plus the accrued but unpaid interest and Prepayment Premium, if any, thereon to the date of distribution, shall be distributed to Lender; third, so much of such payments or amounts as shall be required to reimburse Borrower for any tax, expense or other loss incurred by Borrower (to the extent not previously reimbursed and to the extent incurred in connection with its duties as Borrower); and fourth, the balance, if any, of such payments or amounts remaining thereafter shall be promptly distributed to, or as directed by, Airlease or Lessee if due and payable to Lessee pursuant to the terms of the Lease, or as otherwise provided by law, as the case may be.

                  Section 3.04. Other Payments. Except as otherwise provided in Sections 3.01, 3.02 and 3.03 hereof,

                  (a) any payments received by Borrower for which no provision as to the application thereof is made in the Lease or elsewhere in this Article III, and

                  (b) all payments received and amounts realized by Borrower under the Lease or otherwise with respect to the Aircraft to the extent received or realized at any time after payment in full of the principal of, interest and Prepayment Premium, if any, on the Note, as well as any other amounts remaining as part of the Collateral after payment in full of the principal of, interest and Prepayment Premium, if any, on the Note issued hereunder, shall be distributed forthwith by Borrower in the order of priority set forth in Section
3.03 hereof, except that in the case of any payment described in clause (b) above, such payment shall be distributed omitting clause "second" of such
Section 3.03.

                  Section 3.05. Distribution to Airlease. All amounts from time to time distributable under this Loan and Security Agreement by Borrower to Airlease shall be paid, by Borrower (in such funds as were received by Borrower) directly to Airlease, or retained by Borrower, in accordance with the provisions of the Trust Agreement.

                  Section 3.06. Distribution of Excepted Property. All amounts constituting Excepted Property received by Borrower shall be paid by Borrower to the Person or Persons entitled thereto.

                                   ARTICLE IV

                               REMEDIES OF LENDER
                               UPON A LOAN DEFAULT

                  Section 4.01. Loan Defaults. The following events shall constitute "Loan Defaults" (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) an Event of Default (other than an Event of Default by reason of a default by Lessee to pay any amounts which are part of the Excepted Property); or

                  (b) any failure by Airlease to observe or perform any covenant or obligation under the Instructions and Consent; or

                  (c) any failure by Borrower, Airlease or IBM to observe or perform any covenant or obligation under the IBM Consent Agreement; or

                  (d) any default by Borrower in making any payment when due of principal of or interest on the Note and the continuance of such default unremedied for ten (10) days after the same shall have become due and payable; or

                  (e) any failure by Borrower to observe or perform any covenant or obligation under this Loan and Security Agreement or the Note, if, but only if, such failure is not remedied within a period of thirty (30) days after there has been given to Borrower and Lessee by Lender a written notice specifying such failure and requiring it to be remedied; provided, however, that, to the extent that obligations of Borrower are also obligations of Lessee under the Lease, then, to the extent that Lessee performs or observes such obligations under the Lease, such obligations of Borrower contained in this Loan and Security Agreement shall be deemed to have been performed or observed and, to the extent that Lessee is excused from performing or observing such obligations, Borrower will be likewise excused; or,

                  (f) any representation or warranty made by Borrower hereunder, by Airlease under the Instructions and Consent, by PSA under the Consent Agreement, or by Borrower, PSA, Airlease and IBM under the IBM Consent Agreement, or by Borrower or Airlease or Management or PSA or IBM in any document or certificate furnished to Lender in connection herewith or therewith or pursuant hereto or thereto, shall prove at any time to have been incorrect in any material respect as of the date made and shall continue to be incorrect for a period of thirty (30) days after written notice from Lender; or

                  (g) Borrower or Airlease or Management shall consent to the appointment of a receiver, trustee or liquidate of itself or of a substantial part of its property or shall make a general assignment for the benefit of creditors; or

                  (h) Borrower or Airlease or Management shall file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any Jurisdiction; or

                  (i) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Borrower or Airlease or Management, a receiver, trustee or liquidate of Borrower or Airlease or Management, or of any substantial part of its property, or granting any order for relief in respect of Borrower or Airlease or Management under the Federal bankruptcy laws, and any such order, judgment or decree of appointment shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

                  (j) a petition against Borrower or Airlease or Management, in a proceeding under the Federal bankruptcy laws or other insolvency law, as now or hereafter in effect, shall be filed and shall not be withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Borrower or Airlease or Management, any court of competent jurisdiction shall assume jurisdiction, custody or control of Borrower or Airlease or Management or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstaved or unterminated for a period of 90 days.

                  Upon the occurrence of any Loan Default and at any time thereafter so long as the same shall be continuing, Lender may declare the unpaid principal amount of the Note with accrued interest and Prepayment Premium, if any, thereon to be due and payable, and at any time thereafter, so long as Borrower shall not have remedied all outstanding Loan Defaults to the extent permitted by Section 4.04 hereof, Lender may exercise, and Borrower shall comply with, the remedies referred to in Sections 4.02, 4.03 and 4.06 hereof (subject to Section 4.05 hereof). In addition, in the event Lender shall at any time declare the Lease to be in default pursuant to Article 18 thereof or shall elect to foreclose or otherwise enforce this Loan and Security Agreement, the unpaid principal amount of the Note with accrued interest and Prepayment Premium, if any, thereon shall immediately be accelerated and become due and payable without further act or notice of any kind.

                  Section 4.02. Remedies With Respect to Mortgaged Property.

                  (a) After a Loan Default shall have occurred and so long as such Loan Default shall be continuing, then and in every such case Lender, as assignee hereunder of the Lease, Purchase Agreement, Assignment Agreement, TBT Note and TBT Lease or as mortgagee hereunder of the Aircraft, Airframes, Engines and Parts or otherwise, may, subject to the rights, if any, of Lessee under the Lease, and when required pursuant to the provisions of Article IV hereof shall, exercise subject to Sections 4.04 and 4.05, any or all of the rights and powers and pursue any and all of the remedies pursuant to Article 18 of the Lease and this Article IV and may take possession of all or any part of the properties (herein called the "Mortgaged Property") covered or intended to be covered by the Lien created hereby or pursuant hereto (in the case of the Aircraft, Airframes, Engines or Parts after declaring the Lease in default pursuant to
Article 18 of the Lease) and may exclude Borrower and Airlease and all Persons claiming under any of them wholly or partly therefrom.

                  (b) Subject to Sections 4.04 and 4.05, Lender may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession, and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to Borrower, Airlease and Lessee once at least thirty days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Mortgaged Property, or any part thereof, or interest therein, at public auction or private sale to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lender may determine, and at any place (whether or not it be the location of the Mortgaged Property or any part thereof) designated in the notice above referred to. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and Lender may bid and become the purchaser at any such sale. Borrower hereby irrevocably constitutes Lender the true and lawful attorney-in-fact of Borrower (in the name of the Borrower or otherwise) for the purpose of effecting any sale, assignment, transfer or delivery for enforcement of the Lien of this Loan and Security Agreement, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as Lender may consider necessary or appropriate, with full power of substitution, Borrower hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by Lender or any purchaser, Borrower shall ratify and confirm any such sales assignment, transfer or delivery, by executing and delivering to Lender or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request. If, pursuant to applicable law, prior notice of any such sale is required to be given to Borrower, Borrower hereby acknowledges that the minimum time required by such applicable law, or if no minimum is specified, ten Business Days, shall be deemed a reasonable notice period.

                  (c) Subject to Sections 2.03, 4.04 and 4.05, Lender may proceed to protect and enforce this Loan and Security Agreement and the Note by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Mortgaged Property or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien of this Loan and Security Agreement or for the enforcement of any other proper legal or equitable remedy available under applicable law.

                  Section 4.03. Return of Aircraft, etc. Subject to Sections 4.02, 4.04 and 4.05, in case one or more of the Loan Defaults shall have occurred and be continuing, then, in every such case, Lender may take possession of all or any part of the Mortgaged Property and may exclude Borrower and Airlease and all Persons claiming under any of them wholly or partly therefrom. At the request of Lender, Borrower shall promptly execute and deliver to Lender such instruments of title and other documents as Lender may deem necessary or advisable to enable Lender or an agent or representative designated by Lender, at such time or times and place or places as Lender may specify, to obtain possession of all or any part of the Mortgaged Property. If Borrower shall fail for any reason to execute and deliver such instruments and documents to Lender, Lender may, subject to Section 4.05, (a) obtain a judgment conferring on Lender the right to immediate possession and collection and requiring Borrower to deliver such instruments of title and other documents as Lender may deem necessary or advisable to enable Lender or an agent or representative designated by Lender, at such time or times and place or places as Lender may specify, to obtain possession of all or any part of the Mortgaged Property, and (b) pursue all or part of the Mortgaged Property wherever it may be found and may enter any of the premises of Lessee or Borrower wherever the Mortgaged Property may be or be supposed to be and search for the Mortgaged Property and, subject to Section 4.05, take possession of and remove the Mortgaged Property. Upon every such taking of possession, Lender may, from time to time, at the expense of Borrower, make all such commercially reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to any of the Mortgaged Property. In each such case, Lender shall have the right to use, operate, store, control or manage the Mortgaged Property, and to carry on the business and to exercise all rights and powers of Borrower and Airlease relating to the Mortgaged Property, as Lender shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, operation, leasing or storage of the Mortgaged Property or any part thereof as Lender may determine; and Lender shall be entitled to collect and receive all tolls, rents, revenues, issues, income, products and profits of the Mortgaged Property and every part thereof, without prejudice, however, to the right of Lender under any provision of this Loan and Security Agreement to collect and receive all cash held by, or required to be deposited with, Borrower hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of holding and operating the Mortgaged Property and of conducting the business thereof, and of all maintenance, repairs, and replacements, alterations, additions and improvements to make all payments which the Lender may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Borrower and Airlease), and all other payments which Lender may be required or authorized to make under any provision of this Loan and Security Agreement, as well as just and reasonable compensation for the services of Lender and of all Persons properly engaged and employed by Lender.

                  Section 4.04. Right To Cure Certain Events of Default.

                  If Lessee shall fail to make any payment of Basic Rent within five days after the same shall become due, and if such failure of Lessee to make such payment of Basic Rent shall not constitute the fourth consecutive such failure or the eighth cumulative such failure, then as long as no other Loan Default (other than an Event of Default) shall have occurred and be continuing Borrower may (but need not) pay to Lender, at any time prior to the expiration of a period of five days (the "Five-Day Period") after the expiration of such five-day period (prior to the expiration of which Five-Day Period Lender shall not declare the Lease in default pursuant to Article 18 thereof or exercise any of the rights, powers or remedies pursuant to such Article 18 or this Article
IV), an amount equal to the full amount of the principal payment due and interest accrued hereunder, together with any interest due thereon on account of the delayed payment thereof, and such payment by Borrower shall be deemed to cure any Loan Default which arose from such failure of Lessee (but such cure shall not relieve Lessee of any of its obligations). If Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under the Lease, then as long as no other Loan Default (other than an Event of Default) shall have occurred and be continuing, Borrower may (but need not) cure such failure to perform or observe such other covenant, condition or agreement, and such curing of such failure to perform or observe any other covenant, condition or agreement by

Borrower shall be deemed to cure any Loan Default which arose from such failure of Lessee (but such cure shall not relieve Lessee of any of its obligations). Upon any payment of principal and interest by Borrower in accordance with the first sentence of this Section 4.04, or upon any curing of any of Lessee's defaults by Borrower in accordance with the second sentence of this Section 4.04, Borrower shall, to the extent of its payments, or actions to cure Lessee's defaults, be subrogated, in the case of any such payment in accordance with such first sentence, to the rights of Lender, as assignee hereunder of Borrower; or, in the case of any action to cure Lessee's defaults in accordance with such second sentence, to the rights of Lender or such other person, as the case may be, which actually received such benefits of the curing of Lessee's defaults (but in each case only if all amounts of principal, interest and Prepayment Premium, if any, at the time due and payable on the Note shall have been paid in full), provided that Borrower shall not attempt to recover any such amount paid by it on behalf of Lessee pursuant to this Section 4.04 through the exercise of any rights or remedies provided for in Article 18 of the Lease except pursuant to the portion of the Granting Clause following Paragraph G thereof.

                  Section 4.05. Rights of Lessee. Notwithstanding the provisions of this Loan and Security Agreement, including, without limitation, Sections 4.01, 4.02 and 4.03 hereof, neither Lender nor Borrower shall take any action contrary to, or disturb, Lessee's rights under the Lease, except in accordance with the provisions of the Lease, including, without limitation, (i) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (ii) Lessee's rights to possession and use of, and of quiet enjoyment of, the Aircraft, Airframes, Engines or Parts.

                  Notwithstanding the provisions of this Loan and Security Agreement, including, without limitation, Sections 4.01, 4.02 and 4.03 hereof, Lender shall not be entitled to exercise any remedy hereunder solely as a result of a Loan Default occurring under Section 4.01(a) hereof unless Lender shall have declared the Lease to be in default in accordance with Article 18 thereof.

                  Section 4.06. Waiver of Borrower. To the extent now or at any time hereafter enforceable under applicable law, Borrower covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension law now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or to the decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of Borrower acquiring any interest in or title to the Mortgaged Property or any part thereof subsequent to the date of this Loan and Security Agreement, all benefit and advantage of any such law or laws, and covenant that they will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any power herein granted and delegated to Lender, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted.

                                    ARTICLE V

                                ADDITIONAL DUTIES

                  Section 5.01. Action Upon Loan Default. In the event Borrower shall have knowledge of a Loan Default or an event or condition which after notice or lapse of time or both would constitute a Loan Default, Borrower shall give notice of such Loan Default or such event or condition in the same manner to Lessee, Airlease and Lender. Lender shall give written notice to Airlease, Borrower and Lessee of any action with respect to such Loan Default prior to or concurrently with such actions. For all purposes of this Loan and Security Agreement, in the absence of actual knowledge, Lender shall not be deemed to have knowledge of a Loan Default (except the failure to receive any scheduled quarterly principal or interest payment within five days after the same shall become due or the failure of Lessee to maintain insurance as required under
Article 12 of the Lease if Lender shall receive notice thereof from an insurer or insurance broker) unless notified in writing by Lessee, Borrower or Airlease; and "actual knowledge" (as used in the foregoing clause) of Lender shall mean actual knowledge of an officer of Lender.

                  Section 5.02. Actions by Lender. Subject to the terms of Sections 5.01 and 5.03 hereof, Lender shall take such of the following actions as it may deem reasonable or in its best interest: (i) give such notice, direction or consent, or exercise such right, remedy or power hereunder or under the Lease in respect of any part or all of the Collateral; and (ii) approve as satisfactory to it all matters required by the terms of the Lease to be satisfactory to Borrower.

                  Upon the expiration or earlier termination of the Term with respect to any or all Aircraft under the Lease or the transfer by Borrower to Lessee of any or all Aircraft pursuant to Article 11 or Section 20.04 of the Lease, and in either such case after payment in full of the principal of the Prorated Portion of the Note and interest and Prepayment Premium, if any, on such Prorated Portion of the Note issued hereunder and of all other sums due and owing hereunder or, in the case of the substitution of any Engine pursuant to
Article 11 of the Lease, satisfaction of the terms and provisions of said
Article 11 relating thereto, or, in the case of the substitution of any Aircraft or Airframe in accordance with Article V hereof, satisfaction of the terms and provisions of this Article V hereof and said separate agreement regarding the replacement or substitution of such Aircraft or Airframe, Lender shall in each case, upon the written request of Borrower (provided that no Event of Default or Loan Default shall have occurred and be continuing), execute and deliver to, or as directed in writing by, Borrower an appropriate instrument (in due form for recording) releasing such property from the Lien of this Loan and Security Agreement.

                  Section 5.03. Indemnification. Lender shall not be required to take any action or refrain from taking any action under Article IV or V hereof unless it shall have been indemnified in manner and form reasonably satisfactory to Lender pursuant to Section 7.01. Lender shall not be required to take any action under Article IV or V hereof, nor shall any other provision of this Loan and Security Agreement be deemed to impose a duty on Lender to take any action, if Lender shall have been advised by independent counsel that such action is contrary to the terms hereof or of the Lease, the Purchase Agreement, the Assignment Agreement, the TBT Lease or the TBT Note, or is otherwise contrary to law.

                  Section 5.04. No Duties Except as Specified in Loan and Security Agreement. Lender shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Loan and Security Agreement, the Purchase Agreement, the Assignment Agreement, the TBT Note, the TBT Lease or the Lease, except as expressly provided by the terms of this Loan and Security Agreement.

                  Borrower agrees that it will, at its own cost and expense, promptly take such action as may be necessary duly to discharge any liens or encumbrances on any part of the Collateral, or on any properties of Borrower assigned, pledged or mortgaged as part of the Collateral, which result from claims against it in its individual capacity not related to the ownership of the Aircraft, administration of the Collateral or any other transaction under this Loan and Security Agreement or any document included in the Collateral.

                  Section 5.05. Replacement Aircraft, Airframes and Engines. At any time and from time to time prior to the expiration of the Term any Engine is replaced pursuant to Sections 11.02 or 11.03(B) of the Lease or any Aircraft or Airframe is replaced pursuant to a separate written agreement among Lender, Borrower and Lessee, Borrower may, from time to time, direct Lender to execute and deliver to it, or as directed in writing by Borrower, an appropriate instrument releasing such Aircraft, Airframe or Engine from the Lien of this Loan and Security Agreement, but only in respect of such Aircraft, Airframe or Engine and Lender shall execute and deliver such instrument as aforesaid, but only upon receipt by or deposit with Lender of all of the required documentation set forth in Section 11.02 of the Lease with regard to any replacement Engine, and with regard to any replacement Aircraft or Airframe, Lender may request receipt of all documentation it may deem reasonable under the circumstances prior to the execution and delivery of any instrument releasing such Aircraft or Airframe from the Lien of this Loan and Security Agreement.

                  Section 5.06. Replacements After Default.

                  a) In case a Default or Event of Default under the Lease shall have occurred and be continuing, Lessee, while in possession of the Aircraft and other property covered by the Lease, may take the actions enumerated in Section
5.05 hereof (to the
extent set forth therein) if any Event of Loss with respect to any Engine shall have occurred under Sections 11.02 or 11.03(B) of the Lease. With regard to any replacement Aircraft or Airframe, Lessee shall comply with all requirements found in the separate written agreement among Lessee, Borrower and Lender regarding such replacement.

                  (b) In case the Collateral shall be in the possession of a trustee, debtor in possession or receiver lawfully appointed, the powers hereinbefore conferred upon Lessee with respect to the disposition and release of any Engine in Section 5.05 (to the extent set forth therein) may be exercised by such trustee, debtor in possession or receiver, in which case the required documentation under Section 11.02 of the Lease and the requirements of Section
5.05 hereof may be signed by said receiver, debtor in possession or trustee.

                  Section 5.07. Documents for Replacements. In the event an Engine is replaced or substituted as contemplated by Sections 11.02 or 11.03(B) of the Lease, or an Aircraft or Airframe is replaced or substituted pursuant to a separate written agreement among Lessee, Borrower and Lender, Borrower and Lender agree for the benefit of Lessee, subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations set forth in Sections
11.02 or 11.03(B) of the Lease or in the separate written agreement of Lessee, Borrower and Lender, as applicable, provided no Default or Event of Default shall have occurred and be continuing, to execute and deliver to Lessee an appropriate instrument releasing the Engine, Aircraft or Airframe being replaced from the Lien of this Loan and Security Agreement.

                  Section 5.08. Effect of Replacements. In the event of the replacement or substitution of an Engine as contemplated by Sections 11.02 or 11.03(B) of the Lease, or an Aircraft or Airframe pursuant to a separate written agreement among Lessee, Borrower and Lender, all provisions of this Loan and Security Agreement relating to the Engine, Engines, Aircraft, Airframe or Airframes being replaced shall be applicable to such Engine, Engines, Aircraft, Airframe or Airframes replacing the same, with the same force and effect as if such replacement Engine, Engines, Aircraft, Airframe or Airframes were the same Engine or Engines, Aircraft, Airframe or Airframes as the Engine Engines, Aircraft, Airframe or Airframes being replaced but for the Event of Loss with respect to the Engine or Engines being replaced or the separate agreement allowing for the replacement of the Aircrafts, Airframe or Airframes.

                                   ARTICLE VI

                                    BORROWER

                  Section 6.01. Acceptance of Trust and Duties. Borrower has accepted the trust created pursuant to the Trust Agreement and applicable to it and agrees to perform the same but only upon the terms of the Trust Agreement and subject to this Loan and Security Agreement and agrees to receive and disburse all monies received by it constituting part of the Collateral in accordance with the terms thereof and hereof. Borrower shall not be answerable or accountable in its individual capacity under any circumstances, except for its own willful misconduct, gross negligence or breach of any of its representations or warranties set forth herein or in the Trust Agreement, or the performance of its obligations under the last sentence of Section 5.04 hereof; and Borrower shall not be liable for any action or inaction of Airlease.

                  Section 6.02. Absence of Duties. Except in accordance with written instructions or requests furnished pursuant to Section 5.01 or Section
5.02 hereof and except as provided in, and without limiting the generality of,
Section 5.04 hereof, Borrower shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of the Lease, or of this Loan and Security Agreement or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee shall be in default with respect thereto, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, or assessed or levied against, any part of the Collateral, (iv) to confirm, verify or inquire into the failure to receive any financial statements of Lessee, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease with respect to the Aircraft. Notwithstanding the foregoing, (a) Borrower will furnish to Lender, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to Borrower under the Lease, including, without limitation, a copy of each report or notice from an insurer received pursuant to Section 12.07 of the Lease, to the extent that the same shall not have been furnished to Lender pursuant to the Lease, (b) Borrower will promptly give written notice to Lessee, Lender and Airlease as to any matters with respect to the Lease of which Borrower has notice, including notice of any matter which with notice or the passage of time would constitute an Event of Default, (c) Borrower will at the written request of Lender promptly give written notice to Lessee as to any matters with respect to the Lease of which Borrower has actual knowledge, including notice of any matter which with notice or the passage of time will constitute an Event of Default and (d) Borrower will furnish to Lender promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to Borrower, to the extent that the same shall not have been otherwise furnished to Lender pursuant to this Loan and Security Agreement.

                  Section 6.03. No Representations or Warranties as to the Aircraft. BORROWER DOES NOT MAKE NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, AIRWORTHINESS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR AS TO ITS TITLE THERETO, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that Borrower hereby represents and warrants that Borrower received whatever title was conveyed to it by PSA pursuant to the Purchase Agreement and Airlease pursuant to the Trust Agreement.

                  Section 6.04. [Reserved].

                  Section 6.05. Reliance; Agents; Advice of Counsel. Borrower shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. Borrower may accept a copy of a resolution of the board of directors of any party hereto, certified by the secretary or an assistant secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board of directors and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, Borrower may for all purposes hereof rely, in the absence of bad faith on the part of Borrower, on a certificate, signed by an officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to Borrower for any action taken or omitted to be taken by it in good faith in reliance thereon. Lender shall furnish to Borrower upon request such information and copies of such documents as Lender may have and as are necessary for Borrower to perform its duties under Article II hereof. Lender shall assume, and shall be fully protected in assuming, that Borrower is authorized by the Trust Agreement to enter into this Loan and Security Agreement and to take all action permitted to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of Borrower with respect thereto. In the administration of the trust hereunder, Borrower may execute any of the trusts or powers thereof and perform its powers and duties hereunder directly or through agents or attorneys and may, subject to and in compliance with the Trust Agreement, at the expense of Airlease, consult with independent counsel, accountants and other experts to be selected and employed by it, and Borrower shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of any such independent counsel, accountants or other experts acting within such persons' area of competence (so long as Borrower shall have exercised reasonable care in selecting such persons).

                  Section 6.06. Not Acting in Individual Capacity. Borrower acts hereunder solely as trustee under the Trust Agreement and not in its individual capacity except as expressly provided herein; and all Persons, other Lender to the extent expressly provided in this Loan and Security Agreement, having any claim against Borrower or Airlease by reason of the transactions contemplated hereby shall, subject to the lien and priorities of payment as herein provided, look only to the Collateral for payment or satisfaction thereof.

                  Section 6.07. No Compensation From Lender or Collateral. Borrower agrees that it shall have no right against Lender, except as provided in Sections 3.03 and 4.03 hereof, or the Collateral, for any fee as compensation for its services hereunder.

                                   ARTICLE VII

                            INDEMNIFICATION OF LENDER

                  Section 7.01. Scope of Indemnification. Borrower hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, except as to matters covered by the indemnity furnished pursuant to
Section 5.03 hereof, to assume liability for, and do hereby indemnify, protect, save and keep harmless Lender and its successors, assigns, agents and servants, from and against any and all liabilities (including strict tort liability), obligations, losses, damages, penalties, taxes (excluding any taxes, fees or other charges on, based on, or measured by, its gross or net receipts or its gross or net income, or any business or similar taxes, any transfer taxes, or any withholding taxes related to the payment of principal, Prepayment Premium, if any, or interest on the Note to Lender), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Collateral or Lender (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of this Loan and Security Agreement, the Note, the Lease or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, registration, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Collateral or the action or inaction of Borrower or Lender hereunder except only in the case of willful misconduct or gross negligence of Lender in the performance of its duties hereunder or the breach of any of its representations and warranties set forth herein; provided that Lender shall not make any claim under this Section 7.01 for any claim or expense indemnified against by Lessee under the Lease.

                                  ARTICLE VIII

                               SUCCESSOR BORROWER

                  Section 8.01. Notice of Successor Borrower. In the case of any appointment of a successor to Borrower pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all the business involving Borrower pursuant to the Trust Agreement, the successor Borrower shall give prompt written notice thereof to Lender and Lessee.

                  Section 8.02. Resignation of Borrower; Appointment of Successor. Borrower or any successor thereto may resign and be succeeded pursuant to Article 10 of the Trust Agreement. Any Borrower hereunder shall comply with all requirements set forth in Article 10 of the Trust Agreement.

                                   ARTICLE IX

                           SUPPLEMENTS AND AMENDMENTS

             TO THIS LOAN AND SECURITY AGREEMENT AND OTHER DOCUMENTS

                  Section 9.01. Consent of Lender; Limitations. Borrower shall not enter into any amendment of, or supplement to, the Lease, the Trust Agreement, the Purchase Agreement, the Assignment Agreement, the TBT Lease or the TBT Note, or execute and deliver any waiver or modification of, or consent or approval under, the terms of any such agreement, unless such supplement, amendment, waiver, modification, consent or approval is consented to in writing by Lender, which consent shall not be unreasonably withheld. Lender shall give or deny such request promptly after receipt of written request therefor.

                  Section 9.02. Lender Protected. If in the opinion of Lender any document required to be executed pursuant to the terms of Section 9.01 hereof adversely affects any right, duty, immunity or indemnity in favor of Lender under this Loan and Security Agreement, the Assignment Agreement, the Purchase Agreement, the TBT Note, the TBT Lease or the Lease, Lender may in its discretion decline to execute such document.

                  Section 9.03. Amendment to Loan and Security Agreement. No amendment, modification or waiver of, or supplement to, any term of this Loan and Security Agreement shall be effective without written consent of both parties hereto; and no waiver or modification of the terms hereof shall alter or modify the provisions of this Section or Section 4.05 hereof. The party initiating such amendment, modification or waiver of, or supplement to, this Loan and Security Agreement shall send a copy of the final version of any such amendment, modification, waiver or supplement to Lessee.

                                    ARTICLE X

               REPRESENTATIONS, WARRANTIES AND COVENANTS OF LENDER

                  Section 10.01. Representations and Warranties of Lender. Lender hereby represents and warrants that:

                  (a) The Note to be issued to it pursuant to this Loan and Security Agreement is being acquired for its own account and with its own assets and not with a view to any resale or distribution thereof, provided that the disposition of such Note shall at all times be within its control.

                  (b) Neither it nor anyone acting on its behalf has directly or indirectly offered the Note, or any interest in and to the Collateral for sale to, or solicited any offer to acquire any of the same from, anyone.

                  (c) Lender is not a bank within the meaning of Section 881 (c)
(3) (A) of the Code.

                  Section 10.02. Covenants of Lender. Lender hereby covenants that:

                  (a) Lender shall transfer or assign all or any interest in the Note (other than a transfer or assignment for security purposes only) only to a Person (i) who, as of the date of such transfer, is a "qualified person" within the meaning of Section 46(c)(8)(D)(iv) of the Code, (ii) who complies with the requirements of Section 881(c)(2)(B)(ii) or Section 871(h)(2)(B)(ii) of the Code, and (iii) who is not a bank within the meaning of Section 881(c)(3)(A) of the Code. Lender covenants and agrees that it shall not transfer or assign the Note to any Person if the effect of such a transfer is to increase the costs to Borrower under Section 2.10(b)(ii) or Section 2.12 hereof.

                  (b) It shall from time to time upon written request of Borrower, cooperate and execute and deliver any and all such further instruments and documents and take such further action as Borrower may reasonably request in order to split the TBT Note such that a resulting note shall be solely and exclusively attributable to the Aircraft, Airframes, Engines and Parts.

                  (c) It shall cause the TBT Note (or any Note held by Lender resulting from a split as described in Section 10.02(b) above) to be kept in the custody of Lender's American counsel.

                                   ARTICLE XI

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

                  Borrower covenants, warrants and represents that:

                  (a) Borrower is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

                  (b) Borrower has the corporate power and authority to enter into and perform its obligations under the Trust Agreement;

                  (c) Borrower has full corporate right, power and authority under the Trust Agreement to enter into and (assuming the due authorization, execution and delivery of the Instructions and Consent Agreement by Airlease) to perform its obligations, as Borrower, under this Loan and Security Agreement, the Assignment Agreement, the Purchase Agreement, the Lease and the Note, and to perform its obligations under the TBT Lease;

                  (d) There are no proceedings pending, or to the knowledge of Borrower threatened, and to the knowledge of Borrower there is no existing basis for any such proceedings, against or affecting Borrower in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might materially and adversely affect the collateral or would call into question the right, power and authority of Borrower to enter into or perform this Loan and Security Agreement, the Lease, the Purchase Agreement, the Assignment Agreement, the Trust Agreement, the TBT Lease and the Note;

                  (e) The Collateral is free and clear of any Lessor's Liens attributable to Borrower. Borrower has by affirmative act conveyed any interest in the Collateral to any Person or subjected the Collateral to any Lien except as contemplated by this Loan and Security Agreement;

                  (f) Borrower is not in violation in any material respect of any term of any of this Loan and Security Agreement, the Lease, the Trust Agreement, the Purchase Agreement, the Assignment Agreement, the TBT Lease or the Note;

                  (g) Borrower has no notice or knowledge of any Default or Event of Default by Lessee or any other condition or event which may adversely affect Lessee's ability to comply with any of the terms of the Lease;

                  (h) This Loan and Security Agreement, the Trust Agreement, the Purchase Agreement, the Assignment Agreement, the Lease and the Note each has been duly authorized by all necessary corporate action on the part of Borrower, has been duly executed and delivered by Borrower, and constitutes (assuming the due authorization, execution and delivery of such agreements by the other parties thereto) the valid and binding obligation of Borrower to undertake to perform as provided therein enforceable against it with regard to such undertaking to perform in accordance with its terms;

                  (i) Borrower is a "citizen of the United States" as defined in section 101 of the Federal Aviation Act;

                  (j) The execution and delivery of this Loan and Security Agreement, the Trust Agreement, the Lease, the Purchase Agreement, the Assignment Agreement and the Note and compliance by Borrower with all of the provisions thereof do not and will not contravene any law of the United States or the Commonwealth of Pennsylvania governing the trust powers of Borrower, or any order of any court or governmental authority or agency applicable to or binding on Borrower or its Articles of Incorporation or its By-laws; and

                  (k) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the United States or the Commonwealth of Pennsylvania governing the trust powers of Borrower is required for the due execution, delivery and performance of this Loan and Security Agreement, the

Assignment Agreement, the Purchase Agreement, the Trust Agreement, the Lease, the TBT Lease and the Note by Borrower.

                                   ARTICLE XII

                 CONDITIONS PRECEDENT TO BORROWER'S OBLIGATIONS

                  Borrower's obligations under this Loan and Security Agreement are subject to the fulfillment, prior to or on March 31, 1987, of the following conditions precedent:

                  (a) Orrick, Herrington & Sutcliffe, counsel to Airlease, shall have advised Airlease that the provisions of the Loan and Security Agreement contain the terms of the commitment letter dated February 20, 1987 between Lender and Airlease and such other terms as negotiated between the parties to this Loan and Security Agreement.

                  (b) Orrick, Herrington & Sutcliffe shall have provided Borrower with a opinion satisfactory to Borrower as to such matters with respect to United States tax law as Borrower may reasonably request.

                                  ARTICLE XIII

                         CONDITIONS PRECEDENT TO FUNDING

                  Lender shall fund the Loan, subject to the terms and conditions hereof, on March 31, 1987. Lender's obligations under this Loan and Security Agreement are subject to the fulfillment to the satisfaction of Lender, prior to or on March 31, 1987, of the following conditions precedent:

                  (a) Lender shall have received a Note in the amount of thirty-six million dollars ($36,000,000).

                  (b) The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in full force and effect and copies thereof shall have been delivered to Lender or its American special counsel:

                          (i) this Loan and Security Agreement;

                         (ii) the Consent Agreement, in form and substance
satisfactory to PSA, Borrower and Lender;

                        (iii) the IBM Consent Agreement, in form and substance satisfactory to Borrower, Lender and IBM;

                          (iv) the Assignment Agreement, in form and substance
satisfactory to Lender, PSA and Borrower; and

                          (v) the Instructions and Consent Agreement, in form
and substance satisfactory to Lender and Borrower.

                  (c) Lender or its American special counsel shall have received the original Lease marked to indicate chattel paper copies.

                  (d) Borrower has issued a receipt to Lender for the loan funds.

                  (e) An independent insurance broker's report together with certificates of insurance from such broker, in form and substance satisfactory to Lender, as to the due compliance with the terms of Article 12 of the Lease.

                  (f) A Uniform Commercial Code financing statement or statements covering all the security interests created by or pursuant to the Granting Clause shall have been executed and delivered by Borrower, as debtor, and by Lender, as secured party, or by Lessee, as debtor, and by Lender, as secured party, and by Airlease, as debtor, and by Lender, as secured party, with regard to the Collateral except the Assignment Agreement, and such financing statement or statements shall have been duly filed in Pennsylvania and California, and all other actions shall have been taken, which in the opinion of American special counsel for Lender are necessary and desirable to perfect such security interests, and a Uniform Commercial Code financing statement or statements describing the Lease as a lease and naming Lender as assignee of Borrower shall have been executed and delivered by Borrower and by Lessee, and shall have been duly filed in Pennsylvania and California and in all places in which in the opinion of American special counsel for Lender such filing is necessary or desirable.

                  (g) Lender or its American special counsel shall have received letters as to the number of investors to whom debt and equity interests were offered.

                  (h) Lender or its American special counsel shall have received:

                          (i) Certificate of the Secretary of State of
Pennsylvania listing all corporate documents and copies of the articles of incorporation of Borrower;

                          (ii) Certificate from the Secretary of State of
Pennsylvania certifying that Borrower is duly incorporated and in good standing and has paid all of its franchise taxes;

                          (iii) Certificate of the Secretary of Borrower as to
the changes in organizational documents, by-laws resolutions of its board of directors and the incumbency and signatures of the officers of Borrower; and

                          (iv) Officer's Certificate of Borrower as to the
accuracy of representations and warranties and other matters.

                  (i) Lender or its American special counsel shall have received:

                          (i) Certificate of the Secretary of State of
California as to organization of Airlease and good standing and payment of franchise taxes;

                          (ii) Certificate showing authorization of Airlease to
enter into transaction; and

                          (iii) Officer's Certificate of Management, certifying
as to the accuracy of representations and warranties made by Airlease and as to other matters.

                  (j) Lender or its American special counsel shall have received:

                          (i) Certificate of the Secretary of State of Delaware
listing all corporate documents and copies of the certificate of incorporation of Management and other documents filed with the Secretary of State of Delaware;

                          (ii) Certificate of the Secretary of State of Delaware
certifying that Management is duly incorporated and in good standing and has paid all of its franchise taxes;

                          (iii) Certificate of the Secretary of State of
California that Management is qualified as a foreign corporation authorized to transact business therein;

                          (iv) Certificate of the Franchise Tax Board of
California that management is in good standing as a foreign corporation and has paid its franchise taxes;

                          (v) Certificate of the Secretary of Management as to
changes in its charter in organizational documents, by-laws, resolutions of its board of directors, and incumbency and signatures of the officers of Management; and

                          (vi) Officer's Certificate of Management as to the
accuracy of representations and warranties and other matters.

                  (k) Lender or its American special counsel shall have received:

                          (i) Certificate of the Secretary of State of
California listing all corporate documents relating to PSA, copies of the articles of incorporation of PSA, and other documents and stating that PSA is in good standing in the State of California;

                          (ii) Certificate of the Franchise Tax Board of
California that PSA is in good standing and has paid its franchise taxes;

                          (iii) Certificate of the Secretary of PSA as to
changes in its organizational documents, its by-laws, any applicable resolutions of its board of directors, and incumbency and signatures of its officers; and

                          (iv) Officer's Certificate of PSA as to the accuracy
of representations and warranties and other matters.

                  (1) All approvals and consents of any trustees or holders of any indebtedness or obligations of Lessee, which are required in connection with any transaction contemplated by this Loan and Security Agreement, shall have been duly obtained.

                  (m) Borrower has good and marketable title to the Aircraft, Airframes, Engines and Parts free and clear of Liens, except the rights of IBM under the TBT Lease, the Lien of the Lease and this Loan and Security Agreement, and all Permitted Liens under Article 14 of the Lease.

                  (n) The Aircraft has received a Standard Certificate of Airworthiness, and Lender or its American special counsel has received copies of said Certificates certified by Borrower or Lessee.

                  (o) This Loan and Security Agreement shall have been duly filed for recordation with the Federal Aviation Administration pursuant to the Federal Aviation Act of 1958 as amended (the "Federal Aviation Act").

                  (p) No material adverse change shall have occurred in the financial condition of Lessee from that shown in the balance sheet of Lessee as of December 31, 1986.

                  (q) Nothing shall have occurred since the signing of the Loan and Security Agreement which will materially adversely affect the ability of Lessee to carry on its business or to perform its obligations under the Lease.

                  (r) No event shall have occurred and be continuing, which constitutes an Event of Default or Default under the Lease.

                  (s) Lender shall have received possession of the TBT Note.

                  (t) Opinion of Counsel for Airlease. Lender shall have received a favorable opinion addressed to it from Airlease's general counsel and from Orrick, Herrington & Sutcliffe, special counsel for Airlease.

                  (u) Opinion of Counsel for Borrower. Lender shall have received a favorable opinion addressed to it from Stevens & Lee, Pennsylvania counsel for Borrower, and shall have received a favorable opinion addressed to it from Orrick, Herrington & Sutcliffe, California counsel for Borrower.

                  (v) Opinion of Counsel for PSA. Lender shall have received a favorable opinion addressed to it from O'Melveny and Meyers, counsel for PSA.

                  (w) Opinion of Counsel for Management. Lender shall have received a favorable opinion addressed to it from Stanley Gutman, Esq., counsel for Management.

                  (x) Opinion of FAA Counsel. Lender shall have received a favorable opinion addressed to it from Zuckert, Scoutt, Rasenberger & Johnson, special FAA Counsel.

                  (y) Appraisal. Lender shall have received a report prepared by Avmark Inc., or another independent expert approved by Lender, substantially confirming the valuation in the report prepared by Avmark Inc. and furnished to Airlease dated as of August 20, 1986 regarding the Aircraft.

                  (z) Lender's American and Japanese special counsel shall have advised Lender that the provisions of the Loan and Security Agreement contain the terms of the commitment letter dated as of February 20, 1987 between Lender and Airlease and the terms negotiated between the parties to this Loan and Security Agreement.

                  (aa) Such other documents and evidence with respect to Airlease, Lessee or Borrower as Lender may reasonably request.

                  Promptly upon the recording of this Loan and Security Agreement and the Lease, pursuant to the Federal Aviation Act, Borrower will cause Zuckert, Scoutt, Rasenberger & Johnson, special counsel in Washington, D.C. to deliver to Lender, Borrower, Lessee and Airlease an opinion as to the due recording of the Loan and Security Agreement and the Lease and the lack of filing of any intervening documents with respect to the Aircraft, Airframes and Engines.

                  All of the foregoing certificates and opinions of this Article XIII shall cover such matters reasonably requested by Lender and shall be in form and substance reasonably satisfactory to Lender.

                                   ARTICLE XIV

                                 OTHER COVENANTS

                  Section 14.01. Other Covenants. Regardless of whether the transactions contemplated by this Loan and Security Agreement are consummated, Borrower agrees promptly to pay or, if previously paid by Lessee or Lender, to reimburse Lessee or Lender for, (x) the initial fees of Lender in connection with the transactions contemplated hereby and (y) all the reasonable out-of-pocket costs and expenses incurred by Lender in connection with the preparation, execution and delivery of this Loan and Security Agreement, the Consent Agreement, the IBM Consent Agreement, the Instructions and Consent Agreement and any other documents or instruments referred to herein or therein, including, without limitation,

                  (i) the reasonable fees, expenses and disbursements of (A) Pillsbury, Madison & Sutro, American special counsel for Lender, (B) Tomita & Kanazawa, Japanese special counsel for Lender, and (C) Zuckert, Scoutt, Rasenberger & Johnson, special FAA counsel in Washington, D.C.; and

                  (ii) all other reasonable expenses incurred in connection with such actions and transactions, including, without limitation, the fees and expenses of one aircraft appraiser, printing and document production or reproduction expenses and all fees, taxes and other charges payable in connection with the recording or filing of the instruments and financing statements described in this Loan and Security Agreement, the Consent Agreement, the Instructions and Consent Agreement and the IBM Consent Agreement.

Notwithstanding the foregoing, Borrower or Airlease shall pay the reasonable fees, expenses and disbursements of Orrick, Herrington & Sutcliffe, counsel for Airlease.

                  In the event that the transactions contemplated by this Loan and Security Agreement, the Consent Agreement, the Instructions and Consent Agreement and the IBM Consent Agreement and the agreements referred to herein or therein are not consummated, Borrower shall bear and pay all costs, expenses and fees referred to above and if requested to do so by Lender shall pay all reasonable costs, expenses and fees and any actual out-of-pocket losses and damages incurred by Lender in canceling any funding or hedging transaction initiated or entered into by Lender in contemplation of the provisions herein or as a result of any such transaction and any additional transaction entered into by Lender to counter any such transaction; provided that, if the transaction fails to be consummated as a result of Lender's breach of the terms hereof or of the commitment letter dated February 20, 1987 between Lender and Airlease, Lender shall be responsible for all costs, expenses and fees otherwise payable by Airlease pursuant to this Section 14.01. Lender shall provide Borrower with documents evidencing all fees, expenses, losses or damages for which Borrower may be liable hereunder.

                  Section 14.02. Borrower's Citizenship. Borrower covenants that if at any time it shall cease to be a "citizen of the United States" within the meaning of section 101(16) of the Federal Aviation Act, it will resign immediately as Trustee under the Trust Agreement (if and so long as such citizenship is necessary under the Federal Aviation Act as in effect at such time or, if it is not necessary, if and so long as Borrower's citizenship would have any adverse effect on Lessee or Lender); and Borrower shall promptly transfer, pursuant to the Trust Agreement and Article VIII hereof, such of its right, title and interest in and to the Collateral and this Loan and Security Agreement, or shall take such other action, as may be necessary to prevent any deregistration of the Aircraft. Borrower agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full (i) all Lessor's Liens attributable to Borrower in its individual capacity and (ii) any other liens or encumbrances attributable to Borrower in its individual capacity on any part of the Collateral which result from claims against Borrower in its individual capacity not related to the ownership of the Aircraft or the administration of the Collateral pursuant to the Trust Agreement.

                                   ARTICLE XV

                                  MISCELLANEOUS

                  Section 15.01. Termination of Loan and Security Agreement. This Loan and Security Agreement shall terminate and shall be of no further force or effect upon the payment in full of the principal amount of the Note, Prepayment Premium, if any, and interest on the Note hereunder, and all other sums payable to Lender hereunder, under the Note, the Lease, the Assignment Agreement, the Purchase Agreement, the TBT Note, the TBT Lease, the Instructions and Consent Agreement and the IBM Consent Agreement.

                  Section 15.02. Sale of Aircraft by Lender Is Binding. Any sale or other conveyance of the Aircraft by Lender made pursuant to the terms of this Loan and Security Agreement, the Lease or the Consent Agreement shall bind Borrower, Airlease and Lessee and shall be effective to transfer or convey all right, title and interest of Lender and Borrower in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Lender.

                  Section 15.03. Remedies Cumulative. Each and every right, power and remedy herein specifically given to Lender or otherwise in this Loan and Security Agreement or the Consent Agreement or the Instructions and Consent Agreement or the IBM Consent Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lender, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the time or thereafter any other right, power or remedy. No delay or omission by Lender in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of Borrower, Airlease or Lessee or to be an acquiescence therein.

                  Section 15.04. Discontinuance of Proceeding. In case Lender shall have proceeded to enforce any right, power or remedy under this Loan and Security Agreement or the Instructions and Consent Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Lender, then and in every such case Lender, Airlease, Borrower and Lessee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies and powers of Lender shall continue subject to the resolutions of such proceedings.

                  Section 15.05. Loan and Security Agreement and Note for Benefit of Lender, Holders of Note, Borrower, Airlease and Lessee only. Nothing in this Loan and Security Agreement, whether express or implied, shall be construed to give to any Person other than Lender, any holder of the Note, Borrower (individually and as trustee), Airlease (as set forth herein) and Lessee (as set forth herein) any legal or equitable right, remedy or claim under or in respect of this Loan and Security Agreement or the Note. Nevertheless it is hereby agreed that, subject to the terms hereof, Lender may assign, transfer or pledge to its lenders all or part of the security interest in and lien on all right, title and interest of Borrower in and to the Collateral granted hereby.

                  Section 15.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in writing, and shall become effective three days after deposit in the United States mail, with proper postage for first class registered or certified mail prepaid, when delivered personally, or, if promptly confirmed by mail as provided above, when dispatched by telegram, telex, telecopier or other written telecommunication addressed (i) if to Lender, at its office at:

                         The World Wing Company Limited
                         Nassau, Bahamas
                         c/o Mr. Taketoshi Watanabe
                         All Nippon Airways Co., Ltd.
                         Yasumigaseki Building, 3-2-5
                         Kasumigaseki, Chiyoda-ku, Tokyo 100
                         Japan
                         Telecopier: 011 81 3 5923239

                       with a copy to:

                         Pillsbury, Madison & Sutro
                         225 Bush Street
                         P.O. Box 7880 San Francisco, California 94120
                         Attn: George P. Haley, Esq. Telex: 34743
                         Telecopier: (415) 398-2096

(ii)      if to Borrower, at its office at:

                         Meridian Trust Company
                         35 North Sixth Street
                         Reading, Pennsylvania 19603
                         Attn: Corporate Trust Division
                         Telex: 173702 ABT UT

                       with a copy to:

                         United Staes Airlease, Inc.
                         615 Battery Street
                         San Francisco, California 94111
                         Attn: President
                         Telex:  278031
                         Telecopier:  (415)398-7029

(iii)      if to Lessee, at its office at:

                         Pacific Southwest Airlines
                         3225 North Harbor Drive
                         San Diego, California 92101
                         Attn: Chief Financial officer

(iv)       if to Airlease, at its office at:

                         Airlease Ltd.,
                         A California Limited Partnership
                         2988 Campus Drive
                         San Mateo, California 94405
                         Attn:  President,
                         Airlease Management Services, Inc.

                         with a copy to:

                         United States Airlease, Inc.
                         733 Front Street
                         San Francisco, California 94111
                         Attn: President
                         Telex: 278031
                         Telecopier:  (415) 398-7029
and (v) if to any of the foregoing Persons, at such other address as such Person shall from time to time designate by written notice to the other parties hereto in accordance with this Section 15.06.

                  Notwithstanding the foregoing provisions, for purposes of Sections 4.01, 4.02, 5.01 and 5.02 hereof, written notice shall be deemed given when it is in fact received (by mail or otherwise) by an addressee at the respective addresses specified above.

                  Notwithstanding any other provision hereof, if an installment of any payment of principal of, Prepayment Premium, if any, and interest on the Note or any other amounts payable hereunder or under the Lease is not received by Lender when due, Lender shall on the next succeeding Business Day use its reasonable best efforts to give immediate written notice by telex or its equivalent or by telephone (confirmed in writing) to Borrower, Airlease and Lessee, which shall be effective when given.

                  Notice herein shall not become effective unless notice shall have been made as to all appropriate parties noted above at the addresses stated under this Section 15.06.

                  Section 15.07. Severability. Any provision of this Loan and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In the event of any inconsistency or conflict between any provision of this Loan and Security Agreement and any provision of the instructions and Consent Agreement, except as explicitly stated in the Instructions and Consent Agreement, such provision in this Loan and Security Agreement shall govern and control.

                  Section 15.08. Separate Counterparts. This Loan and Security Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Loan and Security Agreement including a signature page executed by each of the parties hereto shall be an original counterpart of this Loan and Security Agreement, but a11 of such counterparts together shall constitute one instrument.

                  Section 15.09. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Lender and its successors and permitted assigns and Borrower and its successors and permitted assigns, all as herein provided. Notwithstanding any other provision of this Loan and Security Agreement, no transfer of any beneficial interest in the Collateral by foreclosure or in lieu of foreclosure may occur unless the Person succeeding to Borrower's or Airlease's interest in the Collateral first executes an agreement substantially in the form of the IBM Consent Agreement where such Person undertakes the obligations of Lender thereunder.

                  Section 15.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define, limit or expand any of the terms or provisions hereof.

                  Section 15.11. Governing Law. This Loan and Security Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of California, including all matters of construction, validity and performance. This Loan and Security Agreement is being delivered in the State of California.

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan and Security Agreement to be duly executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

                           BORROWER:

                           MERIDIAN TRUST COMPANY, not in its
                           individual capacity but solely as trustee under the Trust Agreement

                           By AIRLEASE MANAGEMENT SERVICES, INC.,
                           as Agent


                           By /s/Douglas C.Kay
                              ----------------

                           Title: President


                           LENDER:


                           THE WORLD WING COMPANY LIMITED, a
                           corporation formed and existing under the laws of the Bahamas

                           By /s/ Taketoshi Watanabe
                              ----------------------

                           Title: General Manager
                           All Nippon Airways Co. Ltd.

                                    EXHIBIT A

         Payment       Beginning
          Date          Balance         Payment        Interest        Principal
          ----          -------         -------        --------        ---------
                                      57,461,221      21,461,221      36,000,000

0       03/31/87      36,000,000
1       06/30/87      36,000,000       1,249,157         787,500         461,657
2       09/30/87      35,538,343       1,249,157         777,401         471,756
3       12/31/87      35,066,587       1,249,157         767,082         482,075
4       03/31/88      34,584,512       1,249,157         756,536         492,621
5       06/30/88      34,091,891       1,249,157         745,760         503,397
6       09/30/88      33,588,494       1,249,157         734,748         514,409
7       12/31/88      33,074,086       1,249,157         723,496         525,661
8       03/31/89      32,548,424       1,249,157         711,997         537,160
9       06/30/89      32,011,264       1,249,157         700,246         548,911
10      09/30/89      31,462,354       1,249,157         688,239         560,918
11      12/31/89      30,901,436       1,249,157         675,969         573,188
12      03/31/90      30,328,248       1,249,157         663,430         585,727
13      06/30/90      29,742,521       1,249,157         650,618         598,539
14      09/30/90      29,143,982       1,249,157         637,525         611,632
15      12/31/90      28,532,349       1,249,157         624,145         625,012
16      03/31/91      27,907,337       1,249,157         610,473         638,684
17      06/30/91      27,268,653       1,249,157         596,502         652,655
18      09/30/91      26,615,998       1,249,157         582,225         666,932
19      12/31/91      25,949,066       1,249,157         567,636         681,521
20      03/31/92      25,267,545       1,249,157         552,728         696,429
21      06/30/92      24,571,116       1,249,157         537,493         711,664
22      09/30/92      23,859,452       1,249,157         521,926         727,231
23      12/31/92      23,132,220       1,249,157         506,017         743,140
24      03/31/93      22,389,081       1,249,157         489,761         759,396
25      06/30/93      21,629,685       1,249,157         473,149         776,008
26      09/30/93      20,853,677       1,249,157         456,174         792,983
27      12/31/93      20,060,695       1,249,157         438,828         810,329
28      03/31/94      19,250,365       1,249,157         421,102         828,055
29      06/30/94      18,422,310       1,249,157         402,988         846,169
30      09/30/94      17,576,141       1,249,157         384,478         864,679
31      12/31/94      16,711,462       1,249,157         365,563         883,594
32      03/31/95      15,827,869       1,249,157         346,235         902,922
33      06/30/95      14,924,946       1,249,157         326,483         922,674
34      09/30/95      14,002,272       1,249,157         306,300         942,857
35      12/31/95      13,059,415       1,249,157         285,675         963,482
36      03/31/96      12,095,933       1,249,157         264,599         984,558
37      06/30/96      11,111,375       1,249,157         243,061       1,006,096

38      09/30/96      10,105,279       1,249,157         221,053       1,028,104
39      12/31/96       9,077,175       1,249,157         198,563       1,050,594
40      03/31/97       8,026,581       1,249,157         175,581       1,073,576
41      06/30/97       6,953,006       1,249,157         152,097       1,097,060
42      09/30/97       5,855,946       1,249,157         128,099       1,121,058
43      12/31/97       4,734,887       1,249,157         103,576       1,145,581
44      03/31/98       3,589,306       1,249,157          78,516       1,170,641
45      06/30/98       2,418,665       1,249,157          52,908       1,196,249
46      09/30/98       1,222,417       1,249,157          26,740       1,222,417

         Interest rate = 8.75%
         Average life  = 6.81 years